UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Vontier Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VONTIER CORPORATION

5438 Wade Park Boulevard, Suite 600

Raleigh, North Carolina 27607

Notice of 2022 Annual Meeting of Stockholders

When: May 25, 2022 at 8:00 a.m. ET Where: Online only via live webcast	Items of Business: 5 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement is on or about April 8, 2022.	Who Can Vote: Stockholders of Vontier’s common stock at the close of business on March 24, 2022.

Items of Business:

1.

To elect Messrs. Robert L. Eatroff, Martin Gafinowitz and Andrew D. Miller to serve as directors for the term expiring at the 2025 annual meeting of stockholders and until their successors have been elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as Vontier’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To approve, on an advisory basis, Vontier’s named executive officer compensation as disclosed in this proxy statement.

4.	To amend Vontier’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

5.	To amend Vontier’s Amended and Restated Certificate of Incorporation to eliminate supermajority provisions.

6.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2022:

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish these proxy materials and our 2022 Annual Report to Stockholders, including financial statements, via the Internet. On or about April 8, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2022 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials. The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: www.proxyvote.com.

By Order of the Board of Directors,

Courtney S. Kamlet

Corporate Secretary

April 8, 2022

2022 Proxy Statement	i

ii	2022 Proxy Statement

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at our 2022 Annual Meeting, below is a summary of information regarding the meeting contained elsewhere in this Proxy Statement. The following description is only a summary. For more information about these topics, please review the complete Proxy Statement.

2022 Annual Meeting of Stockholders

Date and time:	May 25, 2022 at 8:00 a.m. ET
Place:	www.virtualshareholdermeeting.com/VNT2022
Record date:	March 24, 2022
Voting:	Stockholders of Vontier’s common stock at the close of business on March 24, 2022 are entitled to one vote per share of common stock on each matter to be voted upon at the 2022 Annual Meeting of Stockholders (“Annual Meeting”)

Items of Business

Proposal	Vote Required	Board Recommendation

Proposal 1: Election of Messrs. Robert L. Eatroff, Martin Gafinowitz and Andrew D. Miller to serve as directors until 2025	For each nominee, majority of votes cast.	FOR each nominee

Proposal 2: Ratification of the selection of Ernst & Young LLP as Vontier’s independent registered public accounting firm for the year ending December 31, 2022	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR

Proposal 3: Approval, on an advisory basis, of Vontier’s named executive officer compensation as disclosed in this proxy statement	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR

Proposal 4: To amend Vontier’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	The affirmative vote of the holders of at least two-thirds of total voting power of outstanding shares of Vontier’s Common Stock entitled to vote on this proposal.	FOR

Proposal 5. To amend Vontier’s Amended and Restated Certificate of Incorporation to eliminate supermajority provisions	The affirmative vote of the holders of at least two-thirds of total voting power of outstanding shares of Vontier’s Common Stock entitled to vote on this proposal.	FOR

2022 Proxy Statement	1

Proxy Statement Summary

Corporate Governance Highlights

Our Board of Directors (the “Board”) recognizes that enhancing and protecting long-term value for our stockholders requires a robust framework of corporate governance that serves the best interests of all our stockholders.

In connection with our Board’s dedication to strong corporate governance, our Board has implemented the following corporate actions:

Our Corporate Governance Framework

We have documented and executed our commitment to Board diversity in our Corporate Governance Guidelines and our Nominating and Governance Committee Charter	We have an Environmental, Social and Governance (“ESG”) program, with program oversight by the Board and reporting oversight by the Nominating and Governance Committee

Our Audit Committee Charter includes oversight of our cybersecurity with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls

We have stock ownership requirements for non-CEO executive officers at a multiple of three times base salary and for CEO and directors at a multiple of five times base salary and annual cash retainer, respectively

Our Chair and CEO positions are separate, with an independent Chair	We maintain a majority vote requirement for the election of directors in uncontested elections

We have an anti-overboarding policy that limits the number of boards of other public companies on which our directors may serve to four	We have no shareholder rights plan

2	2022 Proxy Statement

Proxy Statement Summary

2021 Pay Mix

CEO Pay	All Other NEO Pay

Compensation Governance Highlights

What We Do

Core Executive Compensation Principles Designed to Promote Shareholder Value

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements

Maintain a Compensation Recoupment Policy

Maintain Market Competitive Vesting Schedules for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

Limit Perquisites

Introduced Performance-Based Equity Awards in 2020 and Continued to Include that as a Component of the 2022 Long-Term Incentive Award for Executive Officers

What We Don’t Do

No Excise Tax Gross-Ups

No “Single-Trigger” Change-in-Control Severance Benefits or Change-in-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions by Executive Officers

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-in-Control

No Defined Benefit Plans for Executive Officers

2022 Proxy Statement	3

Proxy Statement

2022 Annual Meeting of Stockholders

May 25, 2022

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Vontier Corporation, a Delaware Corporation (“Vontier” or the “Company”), of proxies for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2022 at 8:00 a.m. ET, and at any and all postponements or adjournments thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VNT2022 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card (the “Proxy Card”) or on the instructions that accompanied your proxy materials.

Purpose of the Annual Meeting

The purpose of the meeting is:

1.

To elect Messrs. Robert L. Eatroff, Martin Gafinowitz and Andrew D. Miller to serve as directors, each for a term expiring at the 2025 annual meeting and until their successors have been elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as Vontier’s independent registered public accounting firm for the year ending December 31, 2022.

3.	To approve, on an advisory basis, Vontier’s named executive officer compensation as disclosed in this proxy statement.

4.	To amend Vontier’s Amended and Restated Certificate of Incorporation to declassify the Board.

5.	To amend Vontier’s Amended and Restated Certificate of Incorporation to eliminate supermajority provisions.

6.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Who Can Attend the Annual Meeting

The Annual Meeting will be held entirely online to allow for greater participation. You may attend the Annual Meeting online only if you are a Vontier stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website www.virtualshareholdermeeting.com/VNT2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your Proxy Card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The meeting webcast will begin promptly at 8:00 a.m. ET. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:50 a.m. ET, and you should allow ample time for the check-in procedures.

Asking Questions. Stockholders have multiple opportunities to submit questions to Vontier for the annual meeting. Stockholders who wish to submit a question in advance may do so at www.proxyvote.com. Stockholders also may submit questions during the meeting. Stockholders can also access copies of the proxy statement and annual report at our annual meeting website.

Technical Issues. If any Stockholder is having technical difficulties joining the Annual Meeting, the technical support numbers will be located on the login page of www.virtualshareholdermeeting.com/VNT2022.

Outstanding Stock and Voting Rights

In accordance with Vontier’s Amended and Restated Bylaws, the Board has fixed the close of business on March 24, 2022 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Vontier entitled to vote at the Annual Meeting are shares of common stock, $0.0001 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on March 24, 2022, 161,001,712 shares of Common Stock were outstanding, excluding shares held by or for the account of Vontier.

4	2022 Proxy Statement

Proxy Statement

Solicitation of Proxies

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, e-mail, facsimile, or other means of communication. We do not intend to pay additional compensation for doing so. In addition, we have engaged Okapi Partners LLC (“Okapi Partners”) to assist in the solicitation of proxies for the Annual Meeting and we estimate we will pay Okapi Partners a fee of approximately $15,000. We have also agreed to reimburse Okapi Partners for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Okapi Partners against certain losses, costs and expenses. Additionally, we will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

Proxy Instructions

Proxies will be voted as specified in the proxy.

If you sign and submit your Proxy Card with no further instructions, your shares will be voted:

FOR the election of each of Messrs. Robert L. Eatroff, Martin Gafinowitz and Andrew D. Miller to serve as directors, until the 2025 annual meeting;

FOR ratification of the selection of Ernst & Young LLP as Vontier’s independent registered public accounting firm for the year ending December 31, 2022;

FOR approval of the Company’s named executive officer compensation as disclosed in this proxy statement;

FOR amendment of Vontier’s Amended and Restated Certificate of Incorporation to declassify the Board;

FOR amendment of Vontier’s Amended and Restated Certificate of Incorporation to eliminate supermajority provisions; and

In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Kathryn K. Rowen and Courtney S. Kamlet to act as proxies with full power of substitution.

Notice of Electronic Availability of Proxy Materials

As permitted by the U.S. Securities and Exchange Commission (“SEC”) rules, we are making the proxy materials available to our stockholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On or about April 8, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements With Respect to Each of the Proposals Described in this Proxy Statement

Quorum. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 2, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1, 3, 4 and 5, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1, 3, 4 and 5. Broker non-votes will not affect the required vote with respect to Proposals 1 and 3. Broker non-votes will have the same effect as votes against Proposals 4 and 5.

2022 Proxy Statement	5

Proxy Statement

Approval Requirements. If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation to approve each of the proposals is as follows:

•

With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote.

•

With respect to Proposals 2 and 3, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

•

With respect to Proposals 4 and 5, the affirmative vote of the holders of at least two-thirds of the total voting power of outstanding shares of the Company’s Common Stock entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered stockholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the Internet, by completing, signing, dating and returning the enclosed Proxy Card in the envelope provided, or by attending the Annual Meeting and voting your shares at the meeting. Telephone and Internet voting for registered stockholders will be available 24 hours a day, up until 11:59 p.m., ET on May 24, 2022.

As a stockholder of record, you may vote by proxy in any one of the following ways:

•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•	Via mail by completing, dating, signing and returning the Proxy Card. Please allow sufficient time for delivery of your Proxy Card if you decide to vote by mail.

To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your Proxy Card, or on the instructions that accompanied your proxy materials. Voting via the Internet or telephone must be completed by 11:59 p.m. ET on May 24, 2022. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board, as permitted by law.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares. In that case, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting may be offered to stockholders owning shares through certain banks and brokers. If your shares are not in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

6	2022 Proxy Statement

Proxy Statement

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Vontier Stock Fund through either of the Savings Plans, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plans, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by May 20, 2022, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Vontier a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

Householding

We are permitted by the SEC to send a single copy of our Notice of Internet Availability and, if you requested printed versions by mail, the set of our proxy statement and annual report to stockholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our Notice of Internet Availability and, if you requested printed versions by mail, our annual report and proxy statement to you if you contact us at Vontier Corporation, Attn: Investor Relations, 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607; telephone us at (984) 275-6000; or email us at investor.relations@vontier.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address are receiving more than one copy of the proxy materials and would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

2022 Proxy Statement	7

Beneficial Ownership of Common Stock by Directors, Officers and

Principal Shareholders

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 24, 2022, unless otherwise noted below, for the following:

•	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•	each member of our Board and each of our named executive officers (“NEOs”); and

•	all current members of our Board and our executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to stock options currently exercisable, or exercisable within 60 days after March 24, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those stock options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Vontier Corporation, 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Percentage of Common Stock Outstanding (%)

5% Beneficial Owner

The Vanguard Group 100 Vanguard Way, Malvern, PA 19355	15,661,382	(1)	9.4

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	14,440,138	(2)	8.5

Directors and Executive Officers

Gloria R. Boyland	19,373	(3)	*

Robert L. Eatroff	13,128	(4)	*

Karen C. Francis	47,939	(5)	*

Martin Gafinowitz	22,214	(6)	*

Christopher J. Klein	13,086	(7)	*

Andrew D. Miller	19,373	(8)	*

Mark D. Morelli	357,009	(9)	*

Maryrose Sylvester	10,330	(10)	*

David H. Naemura	264,879	(11)	*

Andrew Nash	129,097	(12)	*

Kathryn K. Rowen	53,728	(13)	*

All Directors and Executive Officers as a Group (eleven persons)	950,156	(14)	*

(1)

The amount shown and the following information is derived from a Schedule 13G/A filed February 10, 2022 by The Vanguard Group which sets forth their beneficial ownership as of December 31, 2021. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 90,561 shares, sole dispositive power over 15,661,382 shares and shared dispositive power over 226,940 shares.

(2)

The amount shown and the following information is derived from a Schedule 13G filed February 3, 2022 by BlackRock, Inc. which sets forth BlackRock, Inc.’s beneficial ownership as of December 31, 2021. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 13,962,987 shares and sole dispositive power over 14,440,138 shares.

(3)	Includes options to acquire 10,550 shares.

(4)	Includes options to acquire 3,714 shares.

8	2022 Proxy Statement

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

(5)	Includes options to acquire 23,680 shares.

(6)	Includes options to acquire 10,550 shares.

(7)	Includes options to acquire 5,826 shares.

(8)	Includes options to acquire 10,550 shares.

(9)	Includes options to acquire 243,356 shares and 9,183 notional phantom shares attributable to Mr. Morelli’s EDIP account.

(10)	Includes options to acquire 3,750 shares.

(11)	Includes options to acquire 212,954 shares and 6,648 notional phantom shares attributable to Mr. Naemura’s EDIP account.

(12)	Includes options to acquire 112,896 shares and 8,336 notional phantom shares attributable to Mr. Nash’s EDIP account.

(13)	Includes options to acquire 43,364 shares and 2,792 notional phantom shares attributable to Ms. Rowen’s EDIP account.

(14)	Includes options to acquire 361,966 shares and 26,959 notional phantom shares attributable to EDIP accounts.

*	Represents less than 1% of the outstanding Common Stock.

2022 Proxy Statement	9

Proposal 1. Election of Directors

Election of Directors

Our Board currently consists of eight members and is divided into three classes, the members of which each serve for a staggered three-year term and until a successor has been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election as Class I directors of the persons whose names and biographies appear below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable to serve or for good cause will not serve as a director at the time of the meeting, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The name of and certain information regarding each Class II director nominee is set forth below, together with information regarding our directors remaining in office. This information is based on data furnished to us by the nominees and directors. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee and director for matters regarding the Company is 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607.

At the Annual Meeting, stockholders will be asked to elect each of the current Class II director nominees identified below (each of whom has been recommended by the Nominating and Governance Committee, nominated by the Board and currently serves as a Class II Director of the Company) to serve until the 2025 Annual Meeting of Stockholder and until his or her successor is duly elected and qualified.

As discussed in greater detail in Proposal 4, on December 8, 2021, the Board unanimously approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board and to provide, after a sunset period, for the annual election of directors, subject to the approval by the stockholders at the Annual Meeting. If Proposal 4 is approved by the requisite vote of the stockholders:

•	The Class III directors elected at the 2023 Annual Meeting of Stockholders will be elected (and at each annual meeting thereafter) for one-year terms;

•	Beginning with the 2024 Annual Meeting of Stockholders, a majority of the directors will be elected annually; and

•	Beginning with the 2025 Annual Meeting of Stockholders, all directors will be elected annually.

Our directors are comprised of current directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of the Company.

Gender	Ethnicity/Race	Independence

10	2022 Proxy Statement

Proposal 1. Election of Directors

Director Nominees – For Terms Expiring at this Annual Meeting and Subsequent Terms

Class II Directors with Terms Expiring in 2022

Name	Age	Position with Vontier	Director Since

Robert L. Eatroff	56	Director	March 2021

Martin Gafinowitz	63	Director	October 2020

Andrew D. Miller	61	Director	October 2020

The Board of Directors recommends that stockholders vote “FOR” the election to the Board of each of the foregoing Director Nominees.	VOTE FOR

2022 Proxy Statement	11

Proposal 1. Election of Directors

Class II Directors with Terms Expiring in 2022

Name	Age	Position with Vontier	Director Since

Robert L. Eatroff	56	Director	March 2021

Martin Gafinowitz	63	Director	October 2020

Andrew D. Miller	61	Director	October 2020

Robert L. Eatroff Director Age: 56 Director Since: March 2021 Committees: Audit

Robert L. Eatroff has served as a member of our Board of Directors since March 2021. As Executive Vice President of Global Corporate Development and Strategy for Comcast Corporation since January 2016, Mr. Eatroff manages Comcast NBCUniversal’s Corporate Development and leads its mergers and acquisitions (“M&A”) efforts and other strategic initiatives. Prior to joining Comcast, Mr. Eatroff spent more than 20 years at Morgan Stanley’s investment banking division, where he served as lead advisor on some of the firm’s largest and most high-profile M&A transactions and held many leadership positions, including Managing Director, Investment Banking Division and Head-Mergers and Acquisitions-Americas.

Mr. Eatroff brings significant experience in capital allocation and M&A to the Vontier board.

Martin Gafinowitz Director Age: 63 Director Since: October 2020 Committees: None

Martin Gafinowitz has served as a member of our Board of Directors since September 2019. Mr. Gafinowitz has over 25 years of international and industry experience, most recently having global responsibility for Fortive Corporation’s transportation technologies and franchise distribution platforms as Senior Vice President of Fortive Corporation from July 2016 to October 2020. Prior to July 2016, Mr. Gafinowitz has a long history as a senior executive with Danaher Corporation (“Danaher”) and its operating companies. Mr. Gafinowitz served as Senior Vice President of Danaher from March 2014 to July 2016 after serving as Group Executive of Danaher from 2005 to March 2014.

Mr. Gafinowitz brings to our Board extensive prior M&A and operational experience in our businesses and long tenured mobility industry relationships from his service as a Senior Vice President of Fortive and of Danaher.

12	2022 Proxy Statement

Proposal 1. Election of Directors

Andrew D. Miller Director Age: 61 Director Since: October 2020 Committees: Audit (Chair), Compensation and Management Development

Andrew D. Miller has served as a member of our Board of Directors since October 2020 and has served on the Board of Directors of iRobot Corporation since September 2016 where he is the chair of the Audit Committee and a member of the Nominating and Governance Committee. Mr. Miller has also served as a member of the Audit Committee of the Board of Directors of Verint Systems Inc., a global software and cloud provider of Actionable Intelligence solutions, since December 2019. Mr. Miller previously served as Executive Vice President and Chief Financial Officer of PTC, a provider of software technology platforms and solutions, from early 2015 until May 2019. At PTC, he was responsible for global finance, tax and treasury, investor relations, information technology, pricing, corporate real estate, and customer administration. From 2008 to 2015, Mr. Miller served as Chief Financial Officer of Cepheid, a high-growth molecular diagnostics company. While at Cepheid, he built world-class finance and information technology teams and a nationally recognized investor relations program. Mr. Miller has also served in financial leadership roles at Autodesk, MarketFirst Software, Cadence Design Systems, and Silicon Graphics. He is a former director of United Online.

Mr. Miller brings to our Board his extensive experience in financial leadership roles, significant experience in investor relations and background in software and information technology.

Class III Directors with Terms Expiring in 2023

Name	Age	Position with Vontier	Director Since

Gloria R. Boyland	61	Director	October 2020

Christopher J. Klein	58	Director	December 2020

Maryrose Sylvester	56	Director	March 2021

2022 Proxy Statement	13

Proposal 1. Election of Directors

Gloria R. Boyland Director Age: 61 Director Since: October 2020 Committees: Audit, Nominating and Governance (Chair)

Gloria R. Boyland has served as a member of our Board of Directors since October 2020 and currently serves as a strategic advisor of Aurora Technologies, LLC, a position she has held since June 2020. Ms. Boyland serves on the Board of Directors of United Natural Foods, Inc. (NYSE: UNFI) and is a member of the Audit and Nominating and Governance Committees. Prior to that, Ms. Boyland was Corporate Vice President of Operations & Service Support, responsible for leadership of operational cost reduction and process improvement initiatives, operations technology innovation, service quality improvement, customer experience, and new service offerings, at FedEx Corporation (NYSE: FDX), a $50 billion global transportation service provider, until her retirement in January 2020. Ms. Boyland joined FedEx Corporation in 2004 and was Staff Vice President, Service Experience Leadership from 2004—2015. Prior to joining FedEx, she held a broad variety of positions with increasing responsibility, including Customer Experience Management, Quality Management Systems, Business Development, Acquisition Integration, and general management. Ms. Boyland served as a member of the Audit and Nominating and Governance Committees of the Board of Directors of Chesapeake Energy Corporation (NYSE: CHK) from December 2016 to January 2021. Ms. Boyland received a FedEx Corporate Five Star Award for the transformation of its Service Quality Index, which internally measures critical experience touchpoints that drive FedEx customer loyalty. Ms. Boyland currently sits on the board of the Memphis Brooks Museum and is a sponsor for Teach For America.

Ms. Boyland brings to our Board significant operational and logistical experience. In addition, through her leadership role with a large, global company in the transportation industry, she has insight into the business practices that are critical to the success of Vontier.

Christopher J. Klein Director Age: 58 Director Since: December 2020 Committees: Compensation and Management Development (Chair), Nominating and Governance

Christopher J. Klein has served as a member of our Board of Directors since December 2020 and as a member of the Board of Directors of Thor Industries (NYSE: THO) since December 2017 and is a member of its Nominating and Compensation and Developments Committees. Mr. Klein served as the Executive Chairman of the Board of Directors of Fortune Brands Home & Security, Inc., a leading manufacturer of home and security products until December 2020, having retired as Chief Executive Officer in January 2020. He joined Fortune Brands, Inc. in 2003 and held corporate strategy, business development and operational positions, and served in the role of Chief Executive Officer of Fortune Brands Home & Security from 2010 to January 2020, taking the company public in a spin-off in 2011. Prior to joining Fortune Brands, Inc., Mr. Klein held key strategy and operating positions at Bank One Corporation. Previously, he was a partner at McKinsey & Company, a global management consulting firm where he spent eight years in the firm’s Chicago office. Mr. Klein spent his early career in commercial banking, at both ABN / AMRO and First Chicago.

Mr. Klein brings to our Board extensive public company and operational leadership experience, including management experience as Chief Executive Officer of a public company as well as significant corporate strategy experience.

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Proposal 1. Election of Directors

Maryrose Sylvester Director Age: 56 Director Since: March 2021 Committees: Audit, Nominating and Governance

Since 2016, Ms. Sylvester has served on the board of Harley-Davidson, Inc. (NYSE: HOG) and is a member of its Human Resources and Nominating and Corporate Governance Committees. Since March 2021, Ms. Sylvester has served on the board of Waste Management, Inc. (NYSE: WM) and is a member of its Management Development and Compensation Committee. From June 2019 to August 2020, Ms. Sylvester was the U.S. Managing Director and U.S. Head of Electrification of ABB Group, a global technology company, operating mainly in areas of electrification, robotics, power, and automation. Prior to joining ABB Group, Ms. Sylvester spent more than 30 years at GE, serving most recently as President and Chief Executive Officer of Current, a digital power service business that delivers integrated energy systems.

Prior to this Ms. Sylvester was President and Chief Executive Officer of GE Lighting a leading global lighting provider and prior President and Chief Executive Officer of GE Intelligent Platforms, an Industrial Automation provider. Ms. Sylvester began her GE career in supply chain where she held a series of progressively more responsible roles including Director of Sourcing for GE Lighting in Budapest Hungary and Global Sourcing Director for GE Lighting.

Ms. Sylvester brings to our Board significant experience transforming industrial businesses and extensive knowledge regarding product development and marketing at an international company.

Class I Directors with Terms Expiring in 2024

Name	Age	Position with Vontier	Director Since

Karen C. Francis	59	Director	September 2020

Mark D. Morelli	58	Chief Executive Officer and Director	October 2020

Karen C. Francis Director Age: 59 Director Since: September 2020 Board Chair Committees: Compensation and Management Development

Karen C. Francis has served as a member of our Board of Directors since September 2020 and serves as Senior Advisor to TPG Capital and is an independent director for private equity and venture capital funded companies in Silicon Valley, including Wind River and Nauto. In 2021, Ms. Francis received her CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors. Ms. Francis has served on the Board of Directors of TuSimple Holdings, Inc. (NASDAQ: TSP) since December 2020 and serves as a member of the Audit and Compensation Committees. Ms. Francis has served on the Board of Directors of Quanergy Systems, Inc. (NYSE: QNGY) since February 2022 and chairs the Nominating and Governance Committee. Ms. Francis served on the Board of Directors of Telenav, Inc. from December 2016 to November 2019 and Reinvent Technology Partners Y from March 2021 to November 2021. Ms. Francis served as lead independent director, chair of the Compensation Committee and a member of the Nominating and Governance Committee of Telenav, Inc.

Prior to that, she served as a director of The Hanover Insurance Group, Inc. from May 2014 to May 2017 and AutoNation, Inc. from February 2016 to April 2018. In addition, Ms. Francis served as Chief Executive Officer of AcademixDirect, Inc., a technology innovator in education, from 2009 to 2014 and as its Executive Chairman from 2009 to 2017. From 2004 to 2007, Ms. Francis was Chairman and Chief Executive Officer of Publicis & Hal Riney, based in San Francisco and part of the Publicis global advertising and marketing network. From 2001 to 2002, she served as Vice President of Ford Motor Company, where she was responsible for the corporate venture capital group, as well as global e-business strategies, customer relationship management and worldwide export operations. From 1996 to 2000, Ms. Francis held several positions with General Motors, including serving as General Manager of the Oldsmobile Division.

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Proposal 1. Election of Directors

Ms. Francis brings to our Board her experience as a Chief Executive Officer, director, strategic advisor and investor with a deep knowledge of corporate governance and a strong track record of successfully building companies and businesses across multiple industries and sizes.

Mark D. Morelli Chief Executive Officer and Director Age: 58 Director Since: October 2020 Committees: None

Mark D. Morelli has served as our President and Chief Executive Officer since January 2020. Mr. Morelli previously served as President and Chief Executive Officer of Columbus McKinnon Corporation from February 2017 to January 2020 and prior to that served as President and Chief Operating Officer of Brooks Automation, Inc. from January 2012 to March 2016. Prior to serving at Brooks Automation, Inc., Mr. Morelli was the Chief Executive Officer of Energy Conversion Devices, an alternative energy company (which voluntarily filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code within one year after the date on which Mr. Morelli ceased to serve as its Chief Executive Officer). Prior to that, Mr. Morelli served in various positions with United Technologies Corporation from June 1993 to September 2007, where he progressed through product management, marketing, strategy and increasing responsibilities of general management. Mr. Morelli began his career as a U.S. Army officer and helicopter pilot.

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Corporate Governance

Corporate Governance Guidelines, Committee Charters and Code of Conduct

As part of its ongoing commitment to good corporate governance, Vontier’s Board has adopted Corporate Governance Guidelines setting forth the Board’s corporate governance practices and adopted written charters for each of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. The Board has also adopted our Code of Conduct that includes, among others, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation and Management Development Committee Charter, Nominating and Governance Committee Charter, and Code of Conduct referenced above are each available in the “Investors – Governance” section of our website at www.vontier.com.

Board Leadership Structure, Risk Oversight and Management Succession Planning

Board Leadership Structure

The Board has separated the positions of Chair and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our stockholders.

Our Board has selected Karen C. Francis, an independent director, as its Chair, in light of Ms. Francis’ independence and her deep experience and knowledge with corporate governance, board management, shareholder engagement and risk management as well as her experience with Vontier’s diverse businesses and industries.

As the independent Chair of the Board, Ms. Francis leads the activities of the Board, including:

•	Calling, and presiding over, all meetings of the Board;

•	Together with the CEO and the Corporate Secretary, setting the agenda for the Board;

•	Calling, and presiding over, the executive sessions of non-management directors and of the independent directors;

•	Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;

•	Acting as a liaison as necessary between the non-management directors and the management of the Company; and

•	Acting as a liaison as necessary between the Board and the committees of the Board.

In the event that the Chair of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select, by majority vote, an independent director to serve as the Lead Independent Director with the authority to:

•	Preside over all meetings of the Board at which the Chair is not present, including the executive sessions;

•	Call meetings of the independent directors;

•	Act as a liaison as necessary between the independent directors and the CEO; and

•	Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chair. In addition, the independent directors meet as a group in executive session at least once a year.

Risk Oversight

The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

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Corporate Governance

In determining to separate the position of the CEO and the Chair, and in determining the appointment of the Chair of the Board and the Chairs of the committees of the Board, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable Vontier to efficiently and effectively assess and oversee its risks.

Risk Oversight by the Board of Directors

The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies.

Risk Oversight by the Committees

⬛ AUDIT COMMITTEE

The Audit Committee oversees risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks. The Audit Committee also assists the Board in overseeing the Company’s risk assessment and risk management policies. Finally, the Audit Committee oversees our cybersecurity risk management and risk controls.

⬛ COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	The Compensation and Management Development Committee oversees risks associated with the Company’s compensation policies and practices.

⬛ NOMINATING AND GOVERNANCE COMMITTEE	The Nominating and Governance Committee oversees risks associated with corporate governance, board management and environmental, social and governance reporting.

Each committee reports to the full Board on a regular basis, including as appropriate, with respect to the committee’s risk oversight activities. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Cybersecurity

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls. Consistent with such delegation, our Chief Information Officer provides a report to the Audit Committee on a quarterly basis, and to the Board on an annual basis, regarding the Company’s cybersecurity program, including the Company’s monitoring, auditing, implementation and communication processes, controls, and procedures.

Enterprise Risk Committee

The Company’s Enterprise Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts, and, on at least an annual basis, provides a report to the Board and provides a report of the process to the Audit Committee.

Board Evaluation

In 2021, we engaged an outside advisor to conduct a comprehensive Board self-evaluation to assess the effectiveness of our Board, committees and members. The process was facilitated by an independent third party to preserve integrity and anonymity of the Board members. The evaluation process facilitator met with each director individually to obtain and compile responses to the

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Corporate Governance

evaluation, which included feedback from Board members on other Board members, for review by the Board. The results were used to address the evolving needs of the company. The evaluation aims (1) to find opportunities where our Board and committees can improve their performance and effectiveness, (2) to assess any need to evolve the composition and expertise of our Board, and (3) to assure that our Board and committees are operating in accordance with our Corporate Governance Guidelines and committee charters.

Management Succession Planning

The entire Board oversees the recruitment, development, and retention of our executive officers, including oversight of management succession planning. The Board and its committee members engage and assess our executive officers and high-potential employees during management presentations and periodic informal meetings.

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Corporate Governance

Board of Directors and Committees of the Board

Director Attendance

In 2021, the Board met eight times and acted by unanimous written consent six times. All directors attended more than 90% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2021. As a general matter, directors are expected to attend annual meetings of stockholders.

Committee Membership

The membership of each of the Audit, Compensation and Management Development and Nominating and Governance committees as of April 1, 2022 is set forth below.

Name of Director	Audit	Compensation and Management Development	Nominating and Governance

Gloria R. Boyland	Member		Chair

Robert L. Eatroff	Member

Karen C. Francis		Member

Martin Gafinowitz

Christopher J. Klein		Chair	Member

Andrew D. Miller	Chair	Member

Mark D. Morelli

Maryrose Sylvester	Member		Member

Audit Committee

The members of the Audit Committee are Messrs. Miller and Eatroff and Mses. Boyland and Sylvester. Mr. Miller serves as chair of the Audit Committee. The Board has determined that Mr. Miller is an “audit committee financial expert” for purposes of the rules of the SEC. In addition, the Board has determined that Messrs. Miller and Eatroff and Mses. Boyland and Sylvester are independent, as defined by the rules of the NYSE and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting. In 2021, the Audit Committee met eight times and acted by unanimous written consent once. The Audit Committee is responsible for assisting the Board in:

•	assessing the qualifications and independence of our independent auditors;

•	appointing, compensating, retaining, and evaluating our independent auditors;

•

overseeing the quality and integrity of our financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Vontier’s Annual Report on Form 10-K;

•	overseeing our internal auditing processes;

•	overseeing management’s assessment of the effectiveness of our internal control over financial reporting;

•	overseeing management’s assessment of the effectiveness of our disclosure controls and procedures;

•	overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;

•	overseeing our risk assessment and risk management policies;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing our cybersecurity risk management and risk controls;

•	overseeing any significant issues involving the safety of the Company’s facilities and products; and

•	overseeing swap and derivative transactions and related policies and procedures.

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Corporate Governance

Furthermore, as of the date of this proxy statement, no Audit Committee member serves on the audit committee of more than three public companies.

Compensation and Management Development Committee

The members of the Compensation and Management Development Committee are Ms. Francis and Messrs. Klein and Miller. Mr. Klein serves as the Chair of the Compensation and Management Development Committee. The Compensation and Management Development Committee met eight times in 2021 and acted by unanimous written consent six times. The Compensation and Management Development Committee discharges the Board’s responsibilities relating to the compensation of our executive officers, including setting goals and objectives for, evaluating the performance of, and approving the compensation paid to, our executive officers. The Compensation and Management Development Committee is also responsible for:

•

determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, the CEO and other executive officers;

•

reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;

•	reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;

•	overseeing and monitoring compliance by directors and executive officers with our stock ownership requirements;

•	overseeing risks associated with our compensation policies and practices; and

•	overseeing our engagement with stockholders and proxy advisory firms regarding executive compensation matters.

Each member of the Compensation and Management Development Committee is:	• A “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act; and
• Based on the determination of the Board, independent under NYSE listing standards and under Rule 10C-1 under the Securities Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2021, none of the members of the Compensation and Management Development Committee was an officer or employee of Vontier. No executive officer of Vontier served on the Compensation and Management Development Committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation and Management Development Committee.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mses. Boyland and Sylvester and Mr. Klein. Ms. Boyland serves as the Chair of the Nominating and Governance Committee. The Board has determined that Mses. Boyland and Sylvester and Mr. Klein are independent, as defined by the rules of the NYSE. The Nominating and Governance Committee met six times in 2021 and acted by unanimous written consent two times. The Nominating and Governance Committee is responsible for:

•	reviewing and making recommendations to the Board regarding the size and composition of the Board;

•	assisting the Board in identifying individuals qualified to become Board members;

•	assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with diverse backgrounds, experiences, skills, and perspectives;

•	proposing to the Board the director nominees for election by our stockholders at each annual meeting;

•	assisting the Board in determining the independence and qualifications of the Board and Committee members and making recommendations to the Board regarding committee membership;

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Corporate Governance

•	developing and making recommendations to the Board regarding a set of corporate governance guidelines and reviewing such guidelines on an annual basis;

•	overseeing compliance with the corporate governance guidelines;

•	overseeing our environmental, social and governance reporting;

•	assisting the Board and the committees in engaging in annual self-assessment of their performance;

•	oversee the orientation process for newly elected members of the Board and continuing director education; and

•	administering our Related Person Transactions Policy.

The Board has adopted a written charter for each of the Audit Committee, the Compensation and Management Development Committee and the Nominating and Governance Committee. These charters are posted on our website.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of stockholders and, in the event of vacancies between annual meetings of stockholders, for appointment to fill such vacancies.

Board Membership Criteria

In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

Personal and professional integrity and character

Prominence and reputation in the candidate’s profession

Skills, knowledge, diversity of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business

The extent to which the interplay of the candidate’s skills, knowledge, expertise and diversity of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the stockholders

The capacity and desire to represent the interests of the stockholders as a whole

Availability to devote sufficient time to the affairs of Vontier

Stockholder Recommendations

Stockholders may recommend a director nominee to the Nominating and Governance Committee. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the stockholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “—Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee. The Nominating and Governance Committee evaluates director nominees in the same manner whether a stockholder or the Board has recommended the candidate.

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Corporate Governance

Majority Voting for Directors

At any meeting of stockholders for which Vontier’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to our stockholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chair of the Board or, if the Chair is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board, to the specified individual director or to the non-management directors, as applicable, c/o Secretary, Vontier Corporation, 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607.

Environmental, Social and Governance (“ESG”)

Environmental, Social and Governance Overview

While our operating companies serve a variety of end markets, we are all guided by our shared purpose—We are Mobilizing the Future to Create a Better World. Our shared purpose and values, which are embedded deep within our culture—The Vontier Way, guide our ESG strategy just as they guide all of our strategic priorities. They influence the new products we create, how we operate, and how we engage with our stakeholders. They help us attract and retain employees who share our values and our commitment to a sustainable future.

In the context of ESG, we have three powerful accelerators. First, our operating companies have a direct impact on pressing global issues like transportation safety and inclusivity, alternative energy and sustainable infrastructure. Second, our deeply ingrained culture of continuous improvement, driven by the Vontier Business System, gives us the tools and mindset to continually learn from our successes and failures, grow as individuals and teams, and harness process rigor to move from good intentions to accountability and transparent results. And third, we have a unique ESG philosophy that accelerates our ESG efforts and the positive impact it has on all of our stakeholders.

Our ESG Philosophy

We philosophically believe that anchoring our ESG program in a Better Team will more powerfully drive Better Innovations, a Better Planet, and a Better Society. This ESG framework and philosophy prioritizes our employees first. By focusing on our employees’ safety and well-being, sense of belonging and purpose, and growth and development, we create a Better Team, which will fully unleash our collective potential, accelerate progress for all stakeholders and fulfill our purpose to Mobilize the Future to Create a Better World.

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Corporate Governance

Our ESG Oversight

We created our ESG governance structure in 2020. The Vontier Board has oversight of our ESG program while the Nominating and Governance Committee oversees ESG disclosures. We created an ESG Executive Council consisting of the entire senior leadership team that oversees ESG at the management level, and an ESG Advisory Team that consists of cross-functional and cross-operating company workstream owners in areas like cyber, environmental, health, safety and security, employee benefits, and governance.

Our Global Commitment

We completed a comprehensive, data-driven analysis to identify our top ESG priorities, including environmental impact, a fair and inclusive workplace, employee well-being, health and safety, integrity and compliance, governance, innovation and digitization and finding and nurturing talent. We have invested in AI-powered tools for rigorous, ongoing materiality assessments. Additionally, we have been accepted as a signatory to the United Nations (“UN”) Global Compact, the world’s largest corporate sustainability initiative. It is our intent to advance the broader goals of the UN, including the Sustainable Development Goals (“SDGs”). We have prioritized the following four SGDs where we think we can make the most impact and that reflect our desire to lead and solve problems on a global scale.

Environmental Stewardship

We hold ourselves to high standards of environmental stewardship and continuously look for ways to raise the bar. In addition to measuring and reducing our own environmental footprint through company-wide initiatives like energy kaizens, we set greenhouse gas reduction targets. In 2021, we committed to reducing our absolute Scope 1 and 2 greenhouse gas (GHG) emissions by 45% by 2030, and to achieving Net Zero by 2050 in support of the Paris Climate Agreement. We are aligning our goals with climate science and the methodology defined by the Science Based Target initiative (SBTi) to reduce GHG emissions at the pace and scale consistent with keeping warming below 1.5°C. We are committed to maximizing our global impact through continuous improvement and innovating the road ahead.

Inclusion, Diversity and Equity

We are committed to sustaining an inclusive and diverse culture and team and have a seasoned Inclusion, Diversity & Equity (“ID&E”) executive leading this priority and vision. We stood-up a cross-functional, global ID&E Council, to help drive and accelerate our ID&E priorities. With input from employees around the world, we created our ID&E vision:

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Corporate Governance

I belong here. We celebrate the uniqueness of all people as it is the core of who we are, and the fuel that drives our success. We established the following ID&E pillars that will guide strategy:

Our Employee Resource Groups (“ERG”) continue to create community and connections that our employees desire, this is evident by the continuing increase in participation in ID&E initiatives and increase in ERG membership rates.

Community and Social Impact

Externally, we make a positive impact our communities in a variety of ways, including through our Day of Caring, Vontier Foundation and Scholarship Program as well as through the following:

Proud signatory to the UN Global Compact	100% score on the 2022 Corporate Equality Index	Proud signatory to the CEO Action for Diversity & Inclusion Pledge	Proud member of The Valuable 500	Proud 2022 Military Friendly Employer and Military Friendly Brand

In 2021, over 2,000 Vontier employees around the world participated in Day of Caring initiatives supporting disaster and COVID-19 relief, education, and fighting hunger.

Environmental, Health, Safety and Security

In an effort to further prioritize Environmental, Health, Safety and Security (“EHSS”), we created an elevated global EHSS leadership role in 2020 and expanded the function to include physical security. This Vice President of EHSS reports directly to Vontier’s Senior Vice President, Chief Legal and Administrative Officer. We have a company-wide goal to achieve U.S. Occupational Safety and Health Administration top quartile for Total Recordable Injury Rate (“TRIR”) and Days Away, Restricted, Transferred (“DART”) case rate based on their industry classification. We define TRIR as recordable incidents (per the Occupational Health and Safety Administration guidelines) multiplied by 200,000 and divided by total hours worked.

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Corporate Governance

Employee Well-being, Safety and Health

We are continually focused on the physical and emotional safety and well-being of our employees. The safety, health and well-being of our employees has been and continues to be a priority during the COVID-19 pandemic. Our global cross-functional COVID-19 Task Force protects the health and safety of our employees and ensures support for our customers. We took a number of actions starting in 2020, including ensuring pay continuity for quarantine periods across the globe and enabling and mandating remote work where possible, while ensuring that our essential manufacturing employees and leaders had the education, tools, and support needed to stay safe on the job. We have flexed shifts to accommodate childcare needs and reduce building intensity loads. Using the Vontier Business System and virtual project management tools, our COVID-19 Task Force collaborates to create standard work and processes like temperature checks, daily health attestations and contact tracing drills to keep our employees safe and ensure our customers continue receiving support.

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Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if our management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act.

Relationships and Transactions

On October 9, 2020, we completed the separation (the “Separation”) of Vontier from Fortive Corporation (“Fortive”). In connection with the Separation, our subsidiaries that currently operate our businesses and the corresponding assets and liabilities were transferred to Vontier, which, prior to such transfer, were held by Fortive. Following the Separation, Fortive and Vontier operate as separate publicly-traded companies and currently, neither entity has any ownership interest in the other. In connection with the Separation, Fortive and Vontier entered into various agreements to effect the Separation and provide a framework for their relationship after the Separation, including an employee matters agreement, a tax matters agreement, an intellectual property matters agreement, a license agreement with respect to the Fortive Business System (“FBS”), a proprietary set of business processes and methodologies that are designed to continuously improve business performance, and a transition services agreement. These agreements provide for the allocation between Fortive and Vontier of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation and govern certain relationships between Fortive and Vontier after the Separation. In addition, following the Separation, certain of our subsidiaries sell products and services to, or purchase products and services from, Fortive from time to time in the ordinary course of business and on an arm’s length basis.

2022 Proxy Statement	27

Director Compensation

Summary of Director Compensation

Pursuant to our non-employee director compensation policy, each of our non-management directors will receive the following compensation:

•

An annual retainer of $100,000, payable in cash and/or restricted stock units (“RSUs”) pursuant to an election made by each director in the prior year under the terms of our Non-Employee Directors’ Deferred Compensation Plan, as described more fully below (the “Election”).

•

An annual equity award with a target award value of $175,000, comprised of RSUs. The RSUs will vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our stockholders following the grant date. The distribution of RSUs may be deferred under the terms of our Non-Employee Directors’ Deferred Compensation Plan.

•	Reimbursement for out-of-pocket expenses, including travel expenses and expenses for education, related to the director’s service on the board.

In addition to the foregoing amounts:

•

The Board chair will receive an annual retainer of $92,500, payable pursuant to the Election and an annual equity award with a target value of $92,500 (divided either equally between options and RSUs under the Plan or comprised solely of RSUs, in each case, as described above for purposes of the annual equity award).

•

The chair of the Audit Committee will receive an annual retainer of $25,000, the chair of the Compensation and Management Development Committee will receive an annual retainer of $20,000, and the chair of the Nominating and Governance Committee will receive an annual retainer of $15,000, in each case, payable pursuant to the Election.

•

Each non-chair member of the Audit Committee will receive an annual retainer of $15,000, each non-chair member of the Compensation and Management Development Committee will receive an annual retainer of $10,000, and each non-chair member of the Nominating and Governance Committee will receive an annual retainer of $7,500, in each case, payable pursuant to the Election.

As described above, pursuant to our Non-Employee Directors’ Deferred Compensation Plan (as a sub-plan under the Plan), each non-employee director may make an election during the prior year (subject to certain exceptions for newly appointed directors) to receive his or her annual retainer, including the base annual retainer payable to all directors, the additional annual retainer payable to the Board chair, and the additional annual retainers payable to the committee chairs and non-chair members, in the form of:

•	cash payable in four equal installments following each quarter of service; or

•

RSUs with a target value equal to the annual retainer and granted concurrently with the annual equity award (as described above) that the directors may choose to defer distribution under the terms of the Non-Employee Directors’ Deferred Compensation Plan.

Director Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2021. Mr. Morelli is a member of the Board but does not receive any additional compensation for services provided as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Total ($)
Gloria R. Boyland	130,000	181,507	—	311,507
Karen C. Francis	—	434,255	—	434,255
Robert L. Eatroff	—	314,280	64,356	378,636
Martin Gafinowitz	105,625	181,507	—	287,132
Christopher J. Klein	123,333	181,507	—	304,840
Andrew D. Miller	135,000	181,507	—	316,507
Maryrose Sylvester	90,000	251,530	67,034	408,464

28	2022 Proxy Statement

Director Compensation

(1)

The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). With respect to stock awards, generally the grant date fair value under ASC 718 is calculated based on the number of shares of our common stock underlying the award, multiplied by the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under ASC 718 has been calculated using the Black-Scholes option pricing model.

(2)

Pursuant to the Non-Employee Directors’ Deferred Compensation Plan, each of the directors was entitled to defer up to 100% of the annual retainer into RSUs with a target value equal to the amount of the annual retainer deferred. Ms. Francis and Mr. Eatroff elected to defer 100%. Since RSUs granted in 2021 for the annual retainer deferred are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above. All stock awards are outstanding as of December 31, 2021.

Proposal 2. Ratification of Independent Registered Public Accounting

Firm

The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2022. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although stockholder approval of the selection of Ernst & Young LLP is not required, the Board believes that it is advisable to give our stockholders an opportunity to ratify this selection. If this proposal is not approved by our stockholders, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends that stockholders

vote “FOR” the ratification of the appointment of

Ernst & Young LLP to serve as the Company’s independent

registered public accounting firm for 2022.

VOTE FOR

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2020 and 2021 are set forth in the table below.

Fee Categories	Fiscal 2020 Fees	Fiscal 2021 Fees
Audit Fees(1)	$4,630,000	$5,384,000
Audit-Related Fees(2)	—	$87,000
Tax Fees(3)	$103,400	$98,000
All Other Fees(4)	$10,000	$10,000
TOTAL FEES	$4,473,400	$5,579,000

(1)

Audit Fees consist of fees for the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, statutory audits, audit of captive insurance company, audit procedures associated with the adoption of new accounting standards, consents, review of documents filed with the SEC, and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees for employee benefit plans.

(2)	Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

(3)	All Other Fees consist of fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.

2022 Proxy Statement	29

Proposal 2. Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee.

30	2022 Proxy Statement

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Vontier Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Vontier Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews with management the Company’s risk assessment process and risk management policies. Furthermore, within the scope of its compliance oversight responsibilities, the Audit Committee reviews with management the Company’s major cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures.

Each member of the Audit Committee meets the criteria for independence applicable to audit committee members under the Securities Exchange Act and the NYSE listing standards. Each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards, and the Board of Directors has further determined that Mr. Miller qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Ernst & Young LLP (“Ernst & Young”) had been retained by Fortive Corporation as the independent registered public accounting firm for the Company’s businesses prior to the separation of the Company from Fortive. In addition, Ernst & Young was first appointed by the Audit Committee as the Company’s independent registered public accounting firm concurrently with the Company’s separation from Fortive in 2020. The Audit Committee will interview and select any new lead audit engagement partner from Ernst & Young, which Ernst & Young will rotate every five years. In addition, the Audit Committee will also consider as part of its oversight whether to rotate the Company’s independent registered public accounting firm. After consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Consequently, the Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for 2022.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young (with and without management present) the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2021 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Andrew D. Miller (Chair)

Gloria R. Boyland

Robert L. Eatroff

Maryrose Sylvester

2022 Proxy Statement	31

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes the executive compensation philosophy and pay programs provided to the Named Executive Officers (“NEOs”) in 2021. In order to provide a full view of NEO compensation, this CD&A and the related compensation tables include information regarding compensation paid to the NEOs and compensation decisions made by Fortive prior to the completion of the separation of Vontier on October 9, 2020. Our NEOs for 2021 are listed below:

•	Mark D. Morelli, President and Chief Executive Officer

•	David H. Naemura, Senior Vice President, Chief Financial Officer

•	Kathryn K. Rowen, Senior Vice President, Chief Legal and Administrative Officer

•	Andrew Nash, former Senior Vice President, Human Resources

Mr. Nash was appointed as our Senior Vice President, Human Resources on January 2, 2020 and retired on March 26, 2021. In addition to serving as Senior Vice President and General Counsel, Ms. Rowen was appointed interim Chief Human Resources Officer effective March 26, 2021 through December 5, 2021. Ms. Rowen was appointed Senior Vice President, Chief Legal and Administrative Officer effective January 1, 2022.

Compensation Philosophy

Our compensation philosophy is aligned with building long-term stockholder value, with its executive compensation program designed to:

ATTRACT, RECRUIT & RETAIN	Recruit, retain and motivate highly talented leaders with a passion for creativity, innovation, continuous improvement and customer experience

BE COMPETITIVE	Deliver a total pay opportunity that is competitive in the market

ALIGN WITH STOCKHOLDERS	Place a strong emphasis on long-term, equity-based compensation to align interests of its executive officers with those of our stockholders

PAY FOR PERFORMANCE	Ensure that a substantial portion of an executive’s total compensation is variable and dependent upon the attainment of specific and measurable business performance objectives

32	2022 Proxy Statement

Compensation Discussion and Analysis

Elements of Executive Compensation

Consistent with our executive compensation philosophy, Vontier has adopted a compensation program that includes a mix of cash and equity-based compensation. While fixed compensation is important to provide a stable source of income, we believe that executive compensation should include a significant portion of variable and at-risk compensation with a strong emphasis on the long-term incentives directly linked to shareholder value in the form of equity awards. The following table sets forth the principal elements of our compensation program:

Element	Form of Compensation	Primary Objectives	Compensation Philosophy
Base Salary	• Cash	• Help attract and retain top talent • Provide stable source of income • Recognize day-to-day role and scope of responsibility	• Attract, Recruit & Retain • Competitive
Annual Incentive Compensation	• Cash	• Reward annual performance on key operational and financial measures • Motivate and reward high individual performance	• Attract, Recruit & Retain • Competitive • Pay for Performance
Long-Term Incentive Compensation	• RSUs • PSUs

•  Drive sustainable performance that delivers long-term value to our stockholders

•  Help retain executive talent through multi-year vesting schedules

•  Align the interest of the executive with those of our stockholders

• Attract, Recruit & Retain • Competitive • Alignment with Stockholders
Other Compensation	• Employee Benefit Plans • Severance Benefits	• Provide competitive compensation at an actual cost to Vontier lower than the perceived value to the executives	• Attract, Recruit & Retain • Competitive

Pay for Performance Approach

To reinforce the pay-for-performance element of our compensation philosophy, a significant portion of total compensation for our NEOs is incentive-based and aligns with our financial results and stock price. As contemplated by our compensation philosophy, this approach closely aligns our NEOs with company performance and the interests of our stockholders. For fiscal year 2021, approximately 86 percent of our CEO’s target compensation and 79 percent of the other NEOs’ target compensation, on average, was variable (and therefore at risk) based on the achievement of performance measures as well as stock price.

Say-on-Pay Vote

The Compensation and Management Development Committee and the management of Vontier will consider stockholder input, including the advisory “say-on-pay” vote, when evaluating our executive compensation programs and philosophy.

2022 Proxy Statement	33

Compensation Discussion and Analysis

Our Compensation Governance Practices

What We Do

Core Executive Compensation Principles Designed to Promote Alignment with the Interest of Stockholders

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements

Maintain a Compensation Recoupment Policy

Maintain Market Competitive Vesting Schedules for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

Limit Perquisites

Performance-Based Equity Awards are a Component of the 2021 Long-Term Incentive Awards For Executive Officers

What We Don’t Do

No Excise Tax Gross-Ups

No “Single-Trigger” Change-in-Control Severance Benefits or Change-in-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions by Executive Officers

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-in-Control

No Defined Benefit Plans for Executive Officers

Stock Ownership Requirements

To further align management and stockholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each of our executive officers to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary that the guidelines require are as follows:

Executive Level	Stock Ownership Guidelines (As A Multiple of Salary)

Chief Executive Officer	5.0x base salary

All Other Executive Officers	3.0x base salary

Once an executive has acquired a number of shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the Vontier Corporation Executive Deferred Incentive Plan (the “Vontier EDIP”), shares held in a 401(k) plan, and unvested RSUs and performance-based stock units (“PSUs”) (based on target number of shares until vested and then based on the actual number of vested shares), but does not include shares subject to unexercised stock options. Each of our NEOs was in compliance with the stock ownership requirements as of December 31, 2021, having acquired the required number of shares or having more time to do so under the policy provisions.

34	2022 Proxy Statement

Compensation Discussion and Analysis

Pledging Policy

Our Board has adopted a policy that prohibits any of our executive officers, including our NEOs, from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

Hedging Policy

We include within our Insider Trading Policy a prohibition applicable to all our employees, including our NEOs, and our directors against engaging at any time in:

•	short sales of our common stock; or

•	transactions in any derivatives of our securities, including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under our 2020 Stock Incentive Plan).

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, the Compensation and Management Development Committee has adopted a recoupment policy applicable to our executives, including our NEOs, and certain other employees (the “covered persons”). Under the policy, in the event of a material restatement of our consolidated and combined financial statements (other than any restatement required pursuant to a change in applicable accounting rules), our Board may, to the extent permitted by law and to the extent it determines that it is in the Company’s best interest to do so, in addition to all other remedies available to us require reimbursement or payment to us of:

•

the portion of any annual incentive compensation payment awarded to, or any equity grants with financial performance measures earned by, any covered person within the three-year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated and combined financial statements that are the subject of such restatement been correctly stated (except that our Board has the right to require reimbursement of the entire amount of any such annual incentive compensation payment or equity grant from any covered person whose fraud or other intentional misconduct in our Board’s judgment alone or with others caused such restatement); and

•

all gains from other equity awards realized by any covered person during the twelve-month period immediately following the original filing of the consolidated and combined financial statements that are the subject of such restatement.

Our recoupment policy provides that it will be automatically amended to comply with applicable NYSE and SEC requirements.

In addition, under the terms of our 2020 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no employee can exercise any outstanding equity award after, such time he or she is terminated for gross misconduct. Under the terms of the Vontier EDIP, if the administrator determines that termination of an employee’s participation in the Vontier EDIP resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by Vontier.

2021 Executive Compensation Decision Making

Operating as a fully independent publicly traded company since October 2020, the Vontier Compensation and Management Development Committee made all compensation decisions with respect to the NEOs for fiscal year 2021.

2022 Proxy Statement	35

Compensation Discussion and Analysis

Responsibilities for ongoing executive compensation decisions are summarized in the table below:

Compensation and Management Development Committee

•  Review and approve goals and objectives with respect to the compensation of, and any employment agreement, severance agreement, change in control agreement, and other compensatory agreements or plans for, the CEO and the other executive officers

•  Annually evaluate the performance of the CEO and the other executive officers in light of these goals and objectives and such other factors as the Compensation and Management Development Committee deems appropriate

•  Determine and approve the compensation for the CEO and the other executive officers

Board of Directors and Management

•  The Compensation and Management Development Committee consults the Board of Directors, the CEO, and other members of management as the Compensation and Management Development Committee evaluates performance of, and establishes the compensation programs and policies for, our executive officers

Independent Compensation Consultant to the Compensation and Management Development Committee

•  Provides independent advice, research and analysis on topics such as the compensation of our NEOs, executive compensation trends and companies that may be utilized for comparative purposes

•  Participate in meetings of the Compensation and Management Development Committee and communicates with the Chair of the Compensation and Management Development Committee between its meetings

The Compensation and Management Development Committee continues to engage Pearl Meyer as its independent compensation consultant. Pearl Meyer reports directly to the Compensation and Management Development Committee, and the Compensation and Management Development Committee may replace the firm or hire additional consultants or advisors at any time. The Compensation and Management Development Committee and the Board of Directors of Vontier are ultimately responsible for making decisions regarding the compensation of our executive officers after considering input from its consultant. The Compensation and Management Development Committee has assessed the independence of Pearl Meyer based on New York Stock Exchange listing standards and applicable SEC regulations and concluded that Pearl Meyer’s work does not raise any conflict of interest.

Competitive Market Data

An important element of our overall compensation philosophy is to deliver a total pay opportunity that is competitive in the market. As a result, the Compensation and Management Development Committee will consider the executive compensation practices of companies in a peer group that was selected in consultation with Pearl Meyer, as one of several factors used in setting executive compensation. The Compensation and Management Development Committee does not target a specific percentile range within the peer group when determining the compensation of our NEOs. Instead, the Compensation and Management Development Committee uses the publicly filed data provided by the peer group as one reference point that is useful for determining the form and amount of compensation. The Committee does not rely solely on peer group pay practices. The Committee considers competitive data from relevant, published compensation surveys and custom research as other sources of competitive data.

36	2022 Proxy Statement

Compensation Discussion and Analysis

The Compensation and Management Development Committee will review the peer group each year with the assistance of its independent compensation consultant. In deciding whether a company should be included in the peer group, the Compensation and Management Development Committee considered, among other factors, the business model, end market exposure, product type and revenue size of companies considered for the peer group.

In December 2020, the Compensation and Management Development Committee reviewed potential peer companies with an industrial and information technology focus. The Compensation and Management Development Committee, after consulting with Pearl Meyer and management, approved the 2021 peer group consisting of the following companies:

Altra Industrial Motion Corp.	Dover Corporation	Rockwell Automation

AMETEK, Inc.	Franklin Electric Co., Inc.	Snap-on Incorporated

Carlisle Companies Incorporated	IDEX Corporation	Teledyne FLIR, LLC(a)

Colfax Corporation	Ingersoll Rand Inc.	Trimble Inc.

Crane Co.	ITT Inc.	Zurn Water Solutions Corporation(b)

Donaldson Company, Inc.	Lincoln Electric Holdings, Inc.

(a)	FLIR Systems, Inc. was acquired by Teledyne Technologies Incorporated in May 2021. FLIR is now included in Teledyne’s Digital Imaging segment and operates under the name Teledyne FLIR.

(b)	The company was formerly known as Rexnord Corporation and changed its name to Zurn Water Solutions Corporation in October 2021.

2021 Compensation Actions

Base Salary

The base salaries for our NEOs reflect the scope of their responsibilities, performance, skills and experience, while considering the competitive market for comparable talent. The annual base salaries for Messrs. Morelli, Naemura and Nash and Ms. Rowen were specified in the letter agreements that they entered into prior to our separation from Fortive, which are described under the heading Executive Officer Letter Agreements. The annual base salaries for fiscal year 2021 for our NEOs were as follows:

NEO	Annual Base Salary

Mark D. Morelli	$1,000,000

David H. Naemura	$ 642,600

Kathryn K. Rowen	$ 477,000

Andrew Nash	$ 450,000

Annual Incentive Compensation

In order to align our executive compensation program with our business strategy, reward annual performance by our executive officers based on the achievement of key operational and financial measures, and motivate and reward high individual performance, we adopted the Vontier Corporation 2020 Incentive Compensation Plan, pursuant to which we will provide annual cash bonuses to participants based on the achievement of annual performance measures relating to our business and the participant’s personal performance.

2022 Proxy Statement	37

Compensation Discussion and Analysis

During fiscal year 2021, our NEOs received annual incentive compensation under the terms of the letter agreements that they entered into prior to the separation. For Ms. Rowen, the 2021 individual annual incentive target was modified as approved by the Compensation and Management Development Committee. The target annual incentive bonuses were as follows:

NEO	Target Annual Incentive Compensation

Mark D. Morelli	150%

David H. Naemura	125%

Kathryn K. Rowen	65%

Andrew Nash	60%

Determination of the Actual 2021 Annual Incentive Award Payout

We provide annual incentives to our NEOs under our Incentive Compensation Plan (the “ICP”). The ICP provides cash bonuses to participants based on the achievement of annual performance metrics relating to our business and the participant’s personal performance. In 2021, the target bonus for each NEO was equal to their annual base salary as of December 31, 2021 multiplied by the relevant target award percentage(s) applicable during the year. The 2021 actual bonus was equal to target bonus percentage(s) multiplied by a Company Financial Factor (“CFF”) as well as a Personal Performance Factor (“PPF”), described in more detail below.

The 2021 CFF for the NEOs was based on combined performance of Vontier’s operating companies against (a) adjusted operating profit, adjusted for non-normal operational items as per our public disclosures, (b) core revenue growth, defined as the change in sales excluding (i) sales from acquired and divested businesses; (ii) the impact of currency translation; and (iii) certain other items (when applicable) and (c) adjusted free cash flow (“FCF”) conversion as defined per our public disclosures. Core revenue growth is a critical measure of the business’s ability to increase customer demand for services and products over time, while adjusted operating profit and adjusted FCF conversion are key contributors to stockholder returns and important barometers of the overall health of the business. In 2021, the achievement of the financial measures described above gave rise to a CFF for these executives of 195% of target.

We do not disclose the specific targets for our operating companies’ performance metrics as they are highly confidential and would provide competitors and third parties with insight into the Company’s internal planning processes that may allow them to predict certain of our financial and/or operational strategies of our operating companies resulting in potential competitive harm. The performance metrics of adjusted operating profit, core revenue growth, and adjusted free cash flow conversion were based on a range of factors, including growth outlooks for our respective product portfolios, the competitive environment, our internal budgets, external market economic conditions and market expectations. For example, growth rates implicit in targets for any one operating company may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant markets or smaller or larger market shares. These considerations result in operating company targets that are intended to coincide with Company-wide targets in their level of difficulty to achieve and probability for success. The performance targets are set at levels that we believe are challenging and which generally constitute an improvement over the prior comparable period, in line with our culture of continuous improvement.

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Compensation Discussion and Analysis

Personal Performance Factor & Individual Payouts

Following the end of 2021, the Compensation and Management Development Committee used its judgment and determined for each executive a PPF +/- 30% for each NEO. Without assigning any particular weight to any individual factor, the Compensation and Management Development Committee took into account financial performance, the executive’s execution against operational and personal goals for the year and overall leadership effectiveness. Our Compensation and Management Development Committee has discretion in determining the PPF of each executive officer, which is an important risk-mitigating element to our compensation program.

	Annual Base Salary	Annual Incentive Compensation (%)	Target Annual Incentive Compensation ($)	Target Annual Incentive Compensation Multiplied by CFF	Total Incentive Compensation Payout(1)

Mark D. Morelli	$1,000,000	150%	$1,500,000	$2,925,000	$2,925,000

David H. Naemura	$642,600	125%	$ 803,250	$1,566,338	$1,566,338

Kathryn K. Rowen	$477,000	65%	$ 310,050	$ 604,598	$ 604,598

(1)	The personal performance factor for each executive officer was 1.0, which did not result in an adjustment to the incentive compensation payout up or down.

Long-Term Incentive Compensation

Our long-term incentive compensation program is designed to drive sustainable performance that delivers long-term value to stockholders, help retain executive talent through multi-year vesting schedules and align the interest of the NEOs with those of Vontier’s stockholders. We grant RSUs and PSUs as long-term incentive compensation.

Executive Officer Letter Agreements

The Company has entered into letter agreements with each of our NEOs.

•	Mark Morelli, our President and Chief Executive Officer, on December 6, 2019, effective upon completion of the spin-off from Fortive

•	David Naemura, our Senior Vice President, Chief Financial Officer, on December 5, 2019, effective upon completion of the spin-off from Fortive

•	Katie Rowen, our Senior Vice President, Chief Legal and Administrative Officer, on June 15, 2020, effective as of September 1, 2020*

•	Andrew Nash, our former Senior Vice President, Chief Human Resources Officer on December 13, 2019**

All letter agreements provided that the Named Executive Officer participate in the Vontier EDIP (as more fully described below) and in the employee benefit plans maintained for Vontier’s regular employees generally, and receive an annual cash stipend of $10,000 for financial services and counseling.

In addition, Messrs. Morelli and Naemura and Ms. Rowen are eligible to participate in Vontier’s Severance and Change-in-Control Plan for Officers.

*

Effective March 26, 2021, in connection with Mr. Nash’s retirement as more fully described below, Ms. Rowen became interim Chief Human Resources Officer and held this role until December 5, 2021. On December 7, 2021, the Committee awarded Ms. Rowen an equity award with a target grant date fair value of $1,000,000 vesting in two equal annual installments beginning on the first anniversary of the grant date, subject to continued employment. This award was in recognition for the dual role Ms. Rowen undertook for over eight months, including significant turnaround activities in the human resources function, while serving as a key advisor to the Company’s Chief Executive Officer, including how the Company can accelerate its strategy around and commitment to creating smart sustainable solutions.

Effective January 1, 2022, Ms. Rowen became Senior Vice President, Chief Legal and Administrative Officer.

**

Effective March 26, 2021, Andrew Nash retired from the position of Senior Vice President, Human Resources, of the Company. Mr. Nash entered into a Separation Agreement and General Release with the Company (the “Separation Agreement”), which provides that Mr. Nash’s outstanding equity awards will vest in a manner consistent with a full retirement under the Company’s 2020 Stock Incentive Plan (the “Stock Plan”) and applicable grant agreements. Mr. Nash’s equity awards will otherwise continue to be governed solely by the Stock Plan and any applicable grant agreements in effect on March 26, 2021. The Separation Agreement provides for customary mutual releases by the Company and Mr. Nash.

2022 Proxy Statement	39

Compensation Discussion and Analysis

Other Compensation

Severance Benefits

Vontier Corporation Severance and Change-In-Control Plan

The Vontier Corporation Severance and Change-In-Control Plan for Officers, which we refer to as the Severance and Change-In-Control Plan, became effective on October 9, 2020. The Severance and Change-In-Control Plan generally provides for severance benefits upon (i) a termination without cause (as defined in the Severance and Change-in-Control Plan) prior to or more than 24 months after a change-in-control of Vontier and (ii) a termination without cause, or good reason resignation (as defined in the Severance and Change-in-Control Plan), within 24 months following a change-in-control of Vontier. Upon a termination without cause not in connection with a change-in-control, subject to the execution and nonrevocation of a release agreement, the executive will receive a severance benefit equal to one times base salary (two times for the chief executive officer), a pro-rata annual cash bonus based on actual performance, pro-rata vesting of equity awards granted at least six months prior to the date of termination (with performance awards paid based on actual performance) and 12 months of continued health benefits (24 months for the chief executive officer). Upon a termination without cause or good reason resignation within 24 months following a change-in-control, the executive would receive the benefits described above, except that the severance benefit would be equal to one times the sum of base salary plus the target annual incentive bonus opportunity (two times for the chief executive officer), the pro-rata annual cash bonus would be paid based on target performance, and any equity awards would vest in full without pro-ration (with performance awards paid at target level).

Other Benefits

Our NEOs are eligible to participate in broad-based employee benefit plans which are generally available to all of our U.S. salaried employees and do not discriminate in favor of our NEOs. In addition, each of our NEOs is eligible to participate in the Vontier Executive Deferred Incentive Plan (EDIP) from and after the separation date. The Vontier EDIP is a non-qualified, unfunded deferred compensation program that is available to selected members of our management. We use the Vontier EDIP to tax-effectively contribute amounts to our executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. Participants in the Vontier EDIP will not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including, for executives who were employed by Fortive prior to the distribution, years of service with Fortive prior to the distribution).

Equity Granting Process

Grants of PSUs, RSUs and other equity awards to our executive officers are approved by the Compensation and Management Development Committee at regularly scheduled meetings, or sometimes by unanimous written consent. We have no practice of timing grants of equity awards to coordinate with the release of material non-public information, nor have we timed the release of material non-public information for the purpose of affecting the value of any compensation of our executive officers.

40	2022 Proxy Statement

Compensation Discussion and Analysis

Compensation Tables

The following tables present information concerning the compensation paid to our NEOs.

Summary Compensation Table

The following table sets forth information concerning all compensation paid to or earned by our NEOs during 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)

Mark D. Morelli, President and Chief Executive Officer	2021	1,003,846	—	4,496,611	—	2,925,000	261,437	8,686,894
	2020	850,000	3,000,000	8,342,451	4,683,062	2,205,000	522,783	19,603,296

David H. Naemura, Senior Vice President, Chief Financial Officer	2021	642,115	—	1,851,566	—	1,566,338	112,450	4,172,469
	2020	539,135	1,100,000	4,489,716	3,629,701	1,088,876	217,781	11,065,209

Kathryn K. Rowen, Senior Vice President, Chief Legal and Administrative Officer	2021	472,500	—	1,672,105	—	604,598	156,633	2,905,836
	2020	394,759	—	814,982	407,899	350,700	68,196	2,036,536

Andrew Nash, former, Senior Vice President, Human Resources	2021	114,231	—	476,087	—	—	131,215	721,533
	2020	443,182	—	795,922	398,239	396,900	136,256	2,170,498

(1)

Includes base salary and non-equity incentive plan compensation amounts deferred into the Vontier EDIP with respect to 2021. See the “Nonqualified Deferred Compensation for Fiscal 2021” table below for more information regarding amounts that Messrs. Morelli and Naemura elected to defer with respect to 2021.

(2)	Vontier did not pay any additional bonuses to our NEO’s in 2021.

(3)

The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). For all NEOs, the amount in the “Stock Awards” column for 2021 equals the aggregate grant date fair value of all PSUs and RSUs that we granted during 2021. The grant date fair value of the PSU awards reflected in the Stock Awards column and the table is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the three-year performance period of the award determined as of the grant date under ASC 718. The target aggregate value of all of each NEO’s PSUs at the grant date assuming that we attain target performance is as follows: Mr. Morelli — $2,444,160; Mr. Naemura — $1,006,430; Ms. Rowen — $379,620; and Mr. Nash — $258,780. With respect to RSUs, we calculated the grant date fair value under ASC 718 based on the base number of shares of common stock underlying the RSU times the closing price of the common stock on the date of grant. The aggregate value of the RSUs granted in 2021 was as follows: Mr. Morelli — $2,052,451; Mr. Naemura — $845,136; Ms. Rowen — $1,292,485; and Mr. Nash — $217,307. With respect to stock options, we have calculated the grant date fair value under FASB ASC Topic 718 using the Black-Scholes option pricing model. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 18 to the Consolidated and Combined Financial Statements for fiscal year 2021.

(4)	The amounts set forth in this column for 2021 include the following benefits:

Name	2021 Company 401(K) Contributions ($)	2021 Company EDIP Contributions ($)	Tax/ Financial Planning	Vacation Payout	Relocation Expense	Total All Other Compensation

Mark D. Morelli	$17,400	$150,000	$10,000	—	$84,037	$261,437

David H. Naemura	$17,400	$ 85,050	$10,000	—	—	$112,450

Kathryn K. Rowen	$20,346	$ 43,200	$10,000	—	$83,087	$156,633

Andrew Nash	$20,346	$ 57,600	$10,000	$43,269	—	$131,215

2022 Proxy Statement	41

Compensation Discussion and Analysis

Grants of Plan-Based Awards for Fiscal 2021

The following table sets forth certain information regarding grants of plan-based awards in the form of stock options, PSUs and RSUs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)

Mark D. Morelli	—	Annual Cash Incentive	$750,000	$1,500,000	$3,000,000	—	—	—	—	—	—	—
	2/25/2021	RSU	—	—	—	—	—	—	64,320	—	—	$2,052,451
	2/25/2021	PSU	—	—	—	—	64,320	128,640	—	—	—	$2,444,160

David H. Naemura	—	Annual Cash Incentive	$401,625	$803,250	$1,606,500	—	—	—	—	—	—	—
	2/25/2021	RSU	—	—	—	—	—	—	26,485	—	—	$845,136
	2/25/2021	PSU	—	—	—	—	26,485	52,970	—	—	—	$1,006,430

Kathryn K. Rowen	—	Annual Cash Incentive	$155,025	$310,050	$620,100	—	—	—	—	—	—	—
	2/25/2021	RSU	—	—	—	—	—	—	9,990	—	—	$318,781
	2/25/2021	PSU	—	—	—	—	9,990	19,980	—	—	—	$379,620
	12/7/2021	RSU	—	—	—	—	—	—	30,610	—	—	$973,704

Andrew Nash	—	Annual Cash Incentive	$135,000	$270,000	$540,000	—	—	—	—	—	—	—
	2/25/2021	RSU	—	—	—	—	—	—	6,810	—	—	$217,307
	2/25/2021	PSU	—	—	—	—	6,810	13,620	—	—	—	$258,780

(1)

These columns relate to 2021 cash award opportunities under our Incentive Compensation Plan, which were described in more detail above under “— Annual Incentive Awards.” The amount that each NEO earned under these awards based on actual performance for fiscal year 2021 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

These columns relate to performance stock unit awards that we granted under our 2020 Stock Incentive Plan. We discuss the performance and vesting conditions and other key terms of these awards in more detail above under “— Long-Term Incentive Compensation.”

42	2022 Proxy Statement

Compensation Discussion and Analysis

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards in the form of stock options, PSUs and RSUs held by the NEOs as of December 31, 2021.

		Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)

Mark D. Morelli	2/20/2020	121,678	358,636	(2)	31.46	2/20/2030	—		—	—		—
							233,970	(3)	$7,189,898	89,470	(4)	$2,749,413

David H. Naemura	2/20/2020	106,477	265,800	(2)	31.46	2/20/2030	—		—	—		—
							120,217	(5)	$3,694,268	35,505	(4)	$1,091,069

Kathryn K. Rowen	2/23/2017	13,086	—		23.46	2/23/2027	—		—	—		—
	2/23/2017	6,540	1,639	(2)	23.46	2/23/2027	—		—	—		—
	2/22/2018	4,482	2,988	(2)	31.41	2/22/2028	—		—	—		—
	2/25/2019	2,870	4,307	(2)	33.43	2/25/2029	—		—	—		—
	2/20/2020	1,923	7,696	(2)	31.46	2/20/2030	—		—	—		—
	2/20/2020	1,923	7,696	(2)	31.46	2/20/2030	—		—	—		—
	8/15/2020	4,126	16,504	(2)	30.14	8/15/2030	—		—	—		—
							58,023	(6)	$1,783,047	15,910	(4)	$488,914

Andrew Nash	2/23/2012	2,876	—	(2)	10.70	2/23/2022	—		—	—		—
	2/21/2013	12,410	—	(2)	12.19	2/21/2023	—		—	—		—
	2/24/2014	10,056	—	(2)	15.31	2/24/2024	—		—	—		—
	2/24/2015	10,657	—	(2)	17.40	2/24/2025	—		—	—		—
	2/24/2016	13,311	—	(2)	17.43	2/24/2026	—		—	—		—
	2/24/2016	13,311	—	(2)	17.43	2/24/2026	—		—	—		—
	2/24/2016	13,311	—	(2)	17.43	2/24/2026	—		—	—		—
	2/23/2017	7,848	1,966	(2)	23.46	2/23/2027	—		—	—		—
	2/22/2018	5,961	3,975	(2)	31.41	2/22/2028	—		—	—		—
	2/25/2019	3,828	5,742	(2)	33.43	2/25/2029	—		—	—		—
	2/20/2020	4,326	17,305	(2)	31.46	2/20/2030	—		—	—		—
	2/20/2020	3,842	15,372	(2)	31.46	2/20/2030	—		—	—		—
							25,038	(7)	$769,418	12,175	(4)	$374,138

(1)

We calculated market value based on the closing price of our common stock on December 31, 2021, the last trading day of the year, as reported on the NYSE ($30.73 per share), times the number of unvested shares.

(2)

Under the terms of the award, 20% of the stock options granted become or became exercisable on each of the first five anniversaries of the grant date. Mr. Morelli and Mr. Naemura also received stock options in 2020 where 33.3% become exercisable on each of the first three anniversaries of the grant date.

(3)	Includes 160,620 RSUs granted on 2/20/2020, 9,030 RSUs granted on 12/15/2020, and 64,320 RSUs granted on 2/25/2021;

(4)	Includes, for the applicable NEO, the following PSU grants:

Name	Target PSUs Granted 2/25/2021 (“2021 PSUs”)	Granted 12/15/2020 (“2020 PSUs”)

Mark D. Morelli	64,320	25,150

David H. Naemura	26,485	9,020

Kathryn K. Rowen	9,990	5,920

Andrew Nash	6,810	5,365

2022 Proxy Statement	43

Compensation Discussion and Analysis

The number of shares of common stock that vest pursuant to the 2020 PSU awards is based on total shareholder return (‘‘TSR’’) ranking relative to the Compensation Peer Group over a three-year performance period and the 2021 PSU award is based on the TSR ranking relative to the S&P 500. Payout at 100% of the target level requires achievement at the 50th percentile of the respective group. The PSUs pay out at 200% for performance that is at or above the 80th percentile of our Peer Group and/or the S&P 500, 50% for performance at the 25th percentile and zero percent for performance below the 25th percentile. The payout percentages for performance between threshold and target, or between target and maximum, respectively, are determined by linear interpolation. If Vontier’s TSR is negative over the three-year performance period, but performance meets or exceeds the threshold, awards are capped at 100% of target regardless of performance versus comparator group. If Vontier’s TSR over the three-year performance period is positive, in no event shall less than 25% of the target PSUs vest, regardless of performance versus comparator group.

(5)	Includes 87,718 RSUs granted on 2/20/2020, 6,014 RSUs granted on 12/15/2020, and 26,485 RSUs granted on 2/25/2021;

(6)

Includes 542 RSUs granted on 2/23/2017, 986 RSUs granted on 2/22/2018, 1,421 RSUs granted on 2/25/2019, 5,078 RSUs granted on 2/20/2020, 5,449 RSUs granted on 8/15/2020, 3,947 RSUs granted on 12/15/2020, 9,990 RSUs granted on 2/25/2021 and 30,610 RSUs granted on 12/7/2021;

(7)

Includes 649 RSUs granted on 2/23/2017, 1,314 RSUs granted on 2/22/2018, 1,897 RSUs granted on 2/25/2019, 10,791 RSUs granted on 2/20/2020, 3,577 RSUs granted on 12/15/2020 and 6,810 RSUs granted on 2/25/2021.

Option Exercises and Stock Vested During Fiscal 2021

The following table summarizes stock option exercises and the vesting of RSUs in 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Mark D. Morelli	—	—	41,139	$2,059,970

David H. Naemura	—	—	20,990	$1,193,822

Kathryn K. Rowen	—	—	4,284	$ 194,560

Andrew Nash	—	—	4,162	$ 228,735

(1)

We calculated the amounts shown in this column by multiplying the number of shares acquired by the difference between the exercise price and the market price of the underlying shares as reported on the NYSE at the time of exercise.

(2)

We calculated the amounts shown in this column by multiplying the number of shares acquired by the closing price of the shares as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

Pension Benefits for Fiscal 2021

None of our NEOs participated in a defined benefit pension plan during 2021.

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Compensation Discussion and Analysis

Nonqualified Deferred Compensation for Fiscal 2021

The table below sets forth information regarding participation in the Vontier EDIP with respect to 2021.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contribution in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)

Mark D. Morelli	$10,000	$150,000	($12,044)	$ —	$342,943

David H. Naemura	$87,110	$ 85,050	($ 1,425)	$ —	$277,929

Kathryn K. Rowen	$ —	$ 43,200	($ 5,587)	$ —	$ 85,794

Andrew Nash	$ —	$ 57,600	($57,194)	($463,226)	$256,180

(1)	This column reflects the amount of base salary and non-equity incentive plan compensation that each NEO deferred in 2021 under our EDIP, as follows:

Name	Salary	Non-Equity Incentive Plan Compensation

Mark D. Morelli	—	$10,000

David H. Naemura	—	$87,110

Kathryn K. Rowen	—	—

Andrew Nash	—	—

(2)	We included the amounts set forth in this column as 2021 compensation under the “All Other Compensation” column in the Summary Compensation Table.

(3)

The amounts set forth in this column represent earnings that are neither above market nor preferential, and accordingly, we do not include these amounts as compensation in the Summary Compensation Table.

(4)	The amounts in this column reflect the withdrawals/distributions Mr. Nash made upon retirement.

The table below indicates for each NEO how much of the EDIP balance set forth in this column that we have reported as compensation in the Summary Compensation Table for previous years.

Name	Amount Included in “Aggregate Balance at Last FYE” Column that has been Reported as Compensation in the Summary Compensation Table for Previous Years ($)

Mark D. Morelli	$194,987

David H. Naemura	$107,194

Kathryn K. Rowen	$ 48,181

Andrew Nash	$719,000

2022 Proxy Statement	45

Compensation Discussion and Analysis

Potential Payments Upon Termination as of 2021 Fiscal Year-End

For illustrative purposes, the following table describes the payments and benefits that our NEOs would have been entitled to receive upon a qualifying termination of employment. The amounts set forth below assume that the triggering event occurred on December 31, 2021. Where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 31, 2021, the last trading day of the year ($30.73 per share). In addition to the amounts set forth below, upon any termination of employment, our NEOs would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (solely for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the applicable EDIP (except that under the applicable EDIP, if an employee’s employment terminates as a result of gross misconduct, the applicable EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that, under the terms of Vontier’s 2020 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). Retirement is defined generally as either a voluntary resignation after age 65 or an approved early retirement.

Named Executive Officer	Benefits	Termination Without Cause(1)	Retirement	Death	Termination Due to CIC(1)

Mark D. Morelli	Severance Payment	$2,000,000	—	—	$5,000,000
	Target Annual Incentive Award(4)	$1,500,000	—	$1,500,000	$1,500,000
	Benefits coverage	$43,358	—	—	$43,358
	Value of unvested stock options that would be accelerated(2)	—	—	—	—
	Value of unvested RSUs that would be accelerated(2)	$5,445,356	—	$5,104,376	$7,189,898
	Value of unvested PSUs that would be accelerated(2)	—	—	$916,471	$2,749,413
	Outplacement Services	$10,500	—	—	$10,500
	Value of unvested EDIP that would be accelerated(3)	—	—	$282,203	—
	Total:	$8,999,214	—	$7,803,050	$16,493,169

David H. Naemura	Severance Payment	$642,600	—	—	$1,445,850
	Target Annual Incentive Award(4)	$803,250	—	$803,250	$803,250
	Benefits coverage	$21,571	—	—	$21,571
	Value of unvested stock options that would be accelerated(2)	—	—	—	—
	Value of unvested RSUs that would be accelerated(2)	$2,697,940	—	$2,692,317	$3,694,268
	Value of unvested PSUs that would be accelerated(2)	—	—	$363,690	$1,091,069
	Outplacement Services	$10,500	—	—	$10,500
	Value of unvested EDIP that would be accelerated(3)	—	—	$144,863	—
	Total:	$4,175,861	—	$4,004,120	$7,066,508

Kathryn K. Rowen	Severance Payment	$477,000	—	—	$787,050
	Target Annual Incentive Award(4)	$310,050	—	$310,050	$310,050
	Benefits coverage	$15,354	—	—	$15,354
	Value of unvested stock options that would be accelerated(2)	$15,950	—	$21,653	$21,653
	Value of unvested RSUs that would be accelerated(2)	$842,401	—	$1,149,456	$1,783,047
	Value of unvested PSUs that would be accelerated(2)	—	—	$162,971	$488,914
	Outplacement Services	$10,500	—	—	$10,500
	Forfeiture by Executive	—	—	—	($300,443)
	Value of unvested EDIP that would be accelerated(3)	—	—	$85,794	—
	Total:	$1,671,255	—	$1,729,924	$3,116,125

Andrew Nash	Severance Payment	—	—	—	—
	Target Annual Incentive Award(4)	—	—	—	—
	Benefits coverage	—	—	—	—
	Value of unvested stock options that continue to vest(2)	—	$1,363,183	—	—
	Value of unvested RSUs that continue to vest(2)	—	$824,363	—	—
	Value of unvested PSUs that continue to vest(2)	—	$374,138	—	—
	Outplacement Services	—	—	—	—
	Value of unvested EDIP that continue to be paid(3)	—	$256,179	—	—
	Total:	—	$2,817,863	—	—

(1)

Please see Other Compensation-Severance Benefits-Vontier Corporation Severance and Change-In-Control Plan for Officers for a description of the severance benefits our NEOs would be entitled to receive under the Vontier Corporation Severance and Change-In-Control Plan for Officers if the NEO’s employment is terminated without cause. The amounts set forth in the table assume that the NEO would have executed the standard release in connection with any termination without cause.

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Compensation Discussion and Analysis

(2)

The terms of Vontier’s 2020 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, PSUs and stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs and PSUs if the participant dies during employment.

(3)

Under the terms of the applicable EDIP, any unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest upon the participant’s death. Mr. Nash is the only NEO who has vested EDIP balances.

(4)

Pursuant to the Severance Plan, in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s annual incentive award will remain outstanding and be payable at the end of the performance period subject to the satisfaction of any performance measures that had not been met prior to the date of termination. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within two years following a qualified change-in-control, a prorated portion of the NEO’s target annual incentive award will immediately vest and be paid. None of the annual incentive awards are prorated for purposes of the table since we assume that the NEO terminated employment on December 31, 2021, which is the end of the performance period for our annual incentive awards, with assumed performance based on actual performance.

Compensation Risks

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable stockholder value. The Compensation and Management Development Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking.

Pay Ratio Disclosure

We are providing this pay ratio disclosure to comply with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

In calculating our pay ratio, we considered the following:

•

We identified our median employee as of October 1, 2021, based on the annual base salary (for all Company salaried employees, other than Mr. Morelli) and the hourly rate multiplied by the scheduled annual work hours (for all Company hourly employees).

•

We considered only those full time, part time or seasonal based employees that were employed as of October 1, 2021, in our calculation. In addition, in reliance on the “de minimis” exemption that the rule provides, we identified the median employee from an employee population that excluded the non-U.S. employees from each of the jurisdictions listed below. In compliance with the “de minimis” exemption, the 498 non-U.S. employees in the excluded countries constituted less than 5% of our 10,674 aggregate employees (both U.S. and non-U.S. employees) as of October 1, 2021.

Denmark	76	Russia	17	Colombia	6	France	1

Romania	68	UAE	12	Malaysia	6	Kazakhstan	1

Finland	67	Latvia	11	Mexico	6	Nigeria	1

Serbia-Montenegro	47	Singapore	11	Saudi Arabia	4	Philippines	1

Norway	31	Spain	11	The Netherlands	3	Slovenia	1

Canada	19	Namibia	10	Hungary	2	Switzerland	1

Greece	19	Estonia	9	Poland	2	Taiwan	1

Bulgaria	17	Morocco	8	Swaziland	2	Thailand	1

Egypt	17	Lithuania	7	Belgium	1	Ukraine	1

Once our median employee was identified according to the methodology described above, we calculated such employee’s total compensation for 2021 in the same way that we calculated total compensation for each of our NEOs that appear in the Summary Compensation Table. The total compensation of Mark D. Morelli, our Chief Executive Officer, and the total compensation of our median employee in 2021 were $8,686,894 and $38,251, respectively, resulting in a ratio of Mr. Morelli’s compensation to the median employee’s compensation of 227 to 1.

2022 Proxy Statement	47

Compensation Discussion and Analysis

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Vontier Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Vontier Corporation specifically incorporates this report by reference therein.

The Compensation and Management Development Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Vontier Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation and Management Development Committee of the Board of Directors

Christopher J. Klein (Chair)

Karen C. Francis

Andrew D. Miller

48	2022 Proxy Statement

Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders(2)	6,852,812	(3)	$27.77	12,378,318	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	6,852,812	(3)		12,378,318	(4)

(1)

The RSUs and PSUs that have been issued under our 2020 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of common stock, the participant’s EDIP balance is converted into shares of common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (B) does not take these awards into account.

(2)	Consists of the Stock Plan and the EDIP.

(3)

Consists of 6,621,682 shares attributable to the Stock Plan and 231,130 shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of common stock or a combination of cash and shares of common stock (except that any portion of a participant’s account that is subject to the common stock earnings rate must be distributed in shares of common stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2021 would be distributed in common stock.

(4)

Consists of 10,378,318 shares available for future issuance under the Stock Plan and, based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2021, 2,000,000 shares available for future issuance under the EDIP.

2022 Proxy Statement	49

Proposal 3. Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (the “say-on-pay vote”).

As discussed in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s overall size, diversity and global footprint; drive sustainable performance that delivers long-term value to stockholders; align the interest of the executives with those of the stockholders; align compensation with the Company’s business strategy; and motivate our executives to demonstrate exceptional personal performance and perform consistently over the long-term at or above the levels that we expect.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation and Management Development Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation and Management Development Committee. However, the Board and the Compensation and Management Development Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s named executive officers. We have determined that our stockholders should cast an advisory vote on the compensation of the Company’s named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of the Company’s named executive officers will be at the 2023 Annual Meeting of Stockholders.

The Board of Directors recommends that stockholders vote “FOR” the resolution set forth in Proposal 3.	VOTE FOR

50	2022 Proxy Statement

Proposal 4. Amend Certificate of Incorporation to Declassify the Board

of Directors

Our Amended and Restated Certificate of Incorporation provides that the Board is divided into three classes, the members of which each serve for a staggered three-year term and until a successor has been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term.

The classified board structure was put in place by our former parent at the time of the Company’s spin-off to provide the Company with continuity and stability at the Board level and to facilitate the implementation of the Company’s long-term strategy. Our Nominating and Corporate Governance Committee and the Board frequently review the Company’s governance structure and practices. Based on that review and considering current good governance practices and the advantages and disadvantages of the classified Board structure, the Board believes it is advisable and in the best interests of the Company and its stockholders to amend our Amended and Restated Certificate of Incorporation to phase out the classified Board provisions.

The Board has unanimously approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board and to provide, after a sunset period, for the annual election of directors (the “Declassification Amendment”). The Board recommends that stockholders approve the Declassification Amendment, which is attached to this Proxy Statement as Appendix A.

The Declassification Amendment would, if approved by the requisite vote of the stockholders, amend Article V of our Amended and Restated Certificate of Incorporation to provide:

•	The Class III directors elected at the 2023 Annual Meeting of Stockholders will be elected (and at each annual meeting thereafter) for one-year terms;

•	Beginning with the 2024 Annual Meeting of Stockholders, a majority of the directors will be elected annually; and

•	Beginning with the 2025 Annual Meeting of Stockholders, all directors will be elected annually.

The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to annual elections for all of our directors.

The Declassification Amendment also provides that a director elected to fill any vacancy on the Board, or to fill a newly-created director position, before the 2025 Annual Meeting of Stockholders would serve the remainder of the term for the class to which the director is elected, subject to election and qualification of a successor and to such director’s death, resignation or removal. Beginning with the 2025 Annual Meeting of Stockholders, any director elected to fill any vacancy on the Board, or to fill a newly-created director position, will serve until the earlier of the next succeeding Annual Meeting of Stockholders, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

This description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Amended and Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article V of our Amended and Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix A.

The affirmative vote of the holders of at least two-thirds of the total voting power of outstanding shares of the Company’s Common Stock entitled to vote on this proposal is required to approve the Declassification Amendment.

If our stockholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Declassification Amendment, which will become effective upon filing and effectiveness. If our stockholders approve the proposed Declassification Amendment and the Supermajority Elimination Amendment described in Proposal 5, we intend to file with the Secretary of State of Delaware a Certificate of Amendment setting forth the Declassification Amendment and the Supermajority Elimination Amendment as set forth in Appendix B to this Proxy Statement, which will become effective upon filing and effectiveness. The Declassification Amendment does not change the present number of directors or the Board’s authority to change the number of directors and to fill any vacancies or newly-created director positions. Conforming amendments to our Amended and Restated Bylaws will also be adopted, contingent upon stockholder approval of the Declassification Amendment.

The Board of Directors recommends that stockholders vote “FOR” the Declassification Amendment.	VOTE FOR

2022 Proxy Statement	51

Proposal 5. Amend Certificate of Incorporation to Eliminate

Supermajority Provisions

Our Amended and Restated Certificate of Incorporation contains “supermajority voting provisions” which require the affirmative vote of the holders of at least two-thirds of the total voting power of outstanding shares of all classes of the Company’s capital stock entitled to vote, voting as a single class, to amend, alter, change or repeal or to adopt any provision inconsistent with certain sections of our Amended and Restated Certificate of Incorporation, and for stockholders to adopt, amend or repeal our Amended and Restated Bylaws.

Our Nominating and Corporate Governance Committee and the Board frequently reviews the Company’s governance structure and practices. Based on that review and considering current good governance practices and the advantages and disadvantages of the supermajority provisions, the Board believes it is advisable and in the best interests of the Company and its stockholders to amend our Amended and Restated Certificate of Incorporation to eliminate the supermajority provisions referenced above, and instead require the affirmative vote of the holders of at least a majority of the total voting power of the outstanding shares of all classes of the Company’s capital stock entitled to vote, voting as a single class.

The Board has unanimously approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority provisions and replace them with a majority vote standard (the “Supermajority Elimination Amendment”). The Board recommends that stockholders approve the Supermajority Elimination Amendment, which is attached to this Proxy Statement as Appendix B.

The Supermajority Elimination Amendment would, if approved by the requisite vote of the stockholders, amend Article X of our Amended and Restated Certificate of Incorporation to:

•

Replace the two-thirds voting threshold in Article X, Section 10.01 of the Company’s Amended and Restated Certificate of Incorporation with a majority voting threshold for the vote required to amend, alter, change or repeal or to adopt any provision inconsistent with Article V (Board of Directors), Article VI (Stockholders), Article VII (Certain Relationships and Transactions), Article VIII (Limitation on Liability; Indemnification) and Article X (Amendment) of the Amended and Restated Certificate of Incorporation; and

•

Replace the two-thirds voting threshold in Article X, Section 10.02 of the Company’s Amended and Restated Certificate of Incorporation with a majority voting threshold for the vote required for stockholders to adopt, amend or repeal the Company’s Amended and Restated Bylaws.

This description of the proposed Supermajority Elimination Amendment is only a summary of the proposed amendments to our Amended and Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article X of our Amended and Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix B.

The affirmative vote of the holders of at least two-thirds of the total voting power of outstanding shares of the Company’s Common Stock entitled to vote on this proposal is required to approve the Supermajority Elimination Amendment.

If our stockholders approve the proposed Supermajority Elimination Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Supermajority Elimination Amendment, which will become effective upon filing and effectiveness. If our stockholders approve the proposed Supermajority Elimination Amendment and the Declassification Amendment described in Proposal 4, we intend to file with the Secretary of State of Delaware a Certificate of Amendment setting forth the Declassification Amendment set forth in Appendix A to this Proxy Statement and the Supermajority Elimination Amendment, which will become effective upon filing and effectiveness.

The Board of Directors recommends that stockholders vote “FOR” the Supermajority Elimination Amendment.	VOTE FOR

52	2022 Proxy Statement

Other Matters

Vontier’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the 2022 Annual Meeting has passed. However, if additional matters properly come before stockholders at the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

Website Disclosure

We may provide disclosure in the “Investor – Governance” section of our corporate website, www.vontier.com, of any of the following:

•	the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;

•

the method for interested parties to communicate directly with the Board or with individual directors, the independent Chair of the Board, or if the Chair is not independent, the Lead Independent Director, or the non-management directors as a group;

•

the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;

•

contributions by Vontier to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; or

•

any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

2022 Proxy Statement	53

Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act, a stockholder who wishes to have a proposal included in Vontier’s proxy statement for the 2023 Annual Meeting of Stockholders, the proposal must be submitted in writing to Vontier’s Corporate Secretary at Vontier’s principal executive offices, 5438 Wade Park Boulevard, Suite 600, Raleigh, North Carolina 27607, and received no later than December 9, 2022 in order to be considered for inclusion.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders without having it included in the Company’s proxy statement must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a stockholder fails to provide timely notice of a proposal to be presented at the 2023 Annual Meeting of Stockholders, the proxies provided to Vontier’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2023 Annual Meeting of Stockholders is held during the period from April 19, 2023 to June 18, 2023 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Vontier’s Corporate Secretary at the address noted above no earlier than January 19, 2023 and no later than February 18, 2023.

BY ORDER OF THE BOARD OF DIRECTORS

Courtney S. Kamlet

Corporate Secretary

Dated: April 8, 2022

COPIES OF VONTIER’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO VONTIER OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 5438 WADE PARK BOULEVARD, SUITE 600, RALEIGH, NORTH CAROLINA 27607.

54	2022 Proxy Statement

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VONTIER CORPORATION (a Delaware corporation)

Vontier Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Vontier Corporation. The Corporation was originally incorporated under the name Gilford Global Corporation. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 5, 2019 (the “COI”), and it was amended by a Certificate of Amendment to the Certificate of Incorporation filed with the office of the Secretary of State of the State of Delaware on August 26, 2019 (as amended, the “Amended COI”), changing the Corporation’s name from Gilford Global Corporation to TTF Holdings Corp., and the Amended COI was further amended by a Certificate of Amendment to the Amended COI filed with the office of the Secretary of State of the State of Delaware on January 15, 2020, changing the Corporation’s name from TTF Holdings Corp. to Vontier Corporation.

2. This Amended and Restated Certificate of Incorporation, which restates and amends the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the board of directors and sole stockholder of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

3. This Amended and Restated Certificate of Incorporation shall become effective as of October 9, 2020 at 12:00 a.m., New York City time.

4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

Section 1.01 Name. The name of the corporation is Vontier Corporation (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

Section 2.01 Registered Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

Section 3.01 Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 2,000,000,000, consisting of: (i) 1,985,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 15,000,000 shares of preferred stock, with no par value (the “Preferred Stock”).

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Appendix A

Section 4.02 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a) Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

(b) Voting. Each share of Common Stock shall entitle the holder thereof to one vote in person or by proxy for each share on all matters on which such stockholders are entitled to vote. Except as expressly set forth in the applicable Certificate of Designations with respect to any such series of Preferred Stock, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.

(c) Dividends. The holders of shares of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board in its sole discretion from time to time out of assets or funds of the Corporation legally available therefor, subject to any preferential rights of any then outstanding Preferred Stock and any other provisions of this Certificate of Incorporation, as may be amended from time to time.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them and subject to any preferential rights of any then outstanding Preferred Stock. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.

(e) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

Section 4.03 Preferred Stock. The Board is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, full or limited, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter increase or decrease, but not below the number of shares thereof then outstanding;

(c) the entitlement to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock;

(d) the redemption rights and price or prices, if any, for shares of the series;

(e) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

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Appendix A

(f) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h) restrictions on the issuance of shares of the same series or any other class or series;

(i) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(j) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so require.

Section 5.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

Section 5.03 Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Subject to the rights of holders of Preferred Stock, if any, the Board shall consist of not less than three (3) nor greater than fifteen (15) directors, the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, and subject to the rights of the holders of the Preferred Stock, if any, the exact number may be increased or decreased by such a resolution (but not to less than three (3) nor greater than fifteen (15)).

Section 5.04 Classes of Directors. Other than those directors, if any, elected by the holders of any series of Preferred Stock, prior to the date of the annual meeting of stockholders to be held in 2025, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 5.05 Terms of Office. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, ~~each~~any director elected prior to the date of the annual meeting to be held in in 2023 shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. ~~The term of the initial Class I directors shall terminate at the annual meeting of stockholders to be held in 2021; the term of the initial Class II directors shall terminate on the date of the annual meeting of stockholders to be held in 2022; and the term of the initial Class III directors shall terminate on the date of the annual meeting of stockholders to be held in 2023~~Each director elected at the annual meeting of stockholders to be held in 2023 will be elected for a term expiring at annual meeting of stockholders to be held in 2024, each director elected at the annual meeting of stockholders to be held in 2024 will be elected for a term expiring at the annual meeting of stockholders to be held in 2025, or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the ~~first~~ annual meeting of stockholders to be held in 202~~1~~5, successors

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Appendix A

to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the ~~third~~next succeeding annual meeting of stockholders after their election and until his or her respective successor has been duly elected and qualified. Prior to the date of the annual meeting of stockholders to be held in 2025, ~~I~~if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Section 5.06 Vacancies. Subject to the rights of the holders of any series of Preferred Stock, vacancies on the Board by any reason, including by death, resignation, retirement, disqualification, removal from office, or otherwise, and any newly created directorships resulting from any increase in the authorized number of directors, shall be filled solely by a majority of the directors then in office, in their sole discretion, even though less than a quorum, or by a sole remaining director, in his or her sole discretion, and shall not be filled by the stockholders. Prior to the date of the annual meeting of stockholders to be held in 2025, ~~A~~a director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. From and after the date of the annual meeting of stockholders to be held in 2025, any director elected in accordance with the first sentence of this Section 3.03 of Article III shall hold office until the earlier of the next succeeding annual meeting of stockholders, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

Section 5.07 Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws of the Corporation adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

Section 5.08 Advance Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 6.01 Cumulative Voting. No holder of Common Stock of the Corporation shall be entitled to exercise any right of cumulative voting.

Section 6.02 Stockholder Action. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 6.03 Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board or (iii) the Chief Executive Officer of the Corporation. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

ARTICLE VII

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Section 7.01 General. In recognition and anticipation that (i) the Corporation will not be a wholly-owned subsidiary of Fortive (as defined below) and that Fortive will be a minority stockholder of the Corporation, (ii) directors, officers and/or employees of Fortive

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may serve as directors, officers and/or employees of the Corporation, (iii) Fortive may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) Fortive may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies, and (v) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and obligations of the Corporation and of Fortive, and the duties of any directors, officers and/or employees of the Corporation who are also directors, officers and/or employees of Fortive, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies, on the one hand, and Fortive, on the other hand, the sections of this Article VII shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Fortive and the conduct of certain affairs of the Corporation as they may involve Fortive and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its director, officers, employees and stockholders in connection therewith.

As used in this Certificate of Incorporation, (i) “Fortive” shall mean Fortive Corporation, a Delaware corporation, any and all successors to Fortive Corporation by way of merger, consolidation or sale of all or substantially all of its assets or equity, and any and all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (A) in which Fortive Corporation owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (B) of which Fortive Corporation otherwise directly or indirectly controls or directs the policies or operations or (C) that would be considered subsidiaries of Fortive Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing; provided, however, that the term “Fortive” shall not include the Corporation or any entities (A) in which the Corporation owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (B) of which the Corporation otherwise directly or indirectly controls or directs the policies or operations or (C) that would be considered subsidiaries of the Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing (such entities, “Affiliated Companies”) and (ii) the term “Beneficially Own” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

For purposes of this Article VII, “corporate opportunities” shall include, but not be limited to, business opportunities which the Corporation or Affiliated Companies are financially able to undertake, which are, from their nature, in the line of the Corporation’s or Affiliated Companies’ business, are of practical advantage to it and are ones in which the Corporation or Affiliated Companies would have an interest or a reasonable expectancy, and in which, by embracing the opportunities or allowing such opportunities to be embraced by Fortive, the self-interest of Fortive or its directors, officers and/or employees will be brought into conflict with that of the Corporation or Affiliated Companies.

Nothing in this Article VII creates or is intended to create any fiduciary duty on the part of Fortive, the Corporation, any Affiliated Company, or any stockholder, director, officer or employee of any of them that does not otherwise exist under Delaware law and nothing in this Article VII expands any such duty of any such person that may now or hereafter exist under Delaware law.

To the fullest extent permitted by law, any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article VII.

Section 7.02 Certain Agreements and Transactions Permitted. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Fortive pursuant to which the Corporation or an Affiliated Company, on the one hand, and Fortive, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate, and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate opportunities between them or to refer opportunities to each other. Subject to Section 7.04, no such agreement, or the performance thereof by the Corporation or any Affiliated Company, or Fortive, shall, to the fullest extent permitted by law, be considered contrary to any fiduciary duty that any director, officer or employee of the Corporation or any Affiliated Company who is also a director, officer or employee of Fortive may owe or be alleged to owe to the Corporation or any such Affiliated Company, or to any stockholder thereof,

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Appendix A

or any legal duty or obligation Fortive may be alleged to owe on any basis, notwithstanding the provisions of this Certificate of Incorporation stipulating to the contrary. Subject to Section 7.04, to the fullest extent permitted by law, no director, officer or employee of the Corporation who is also a director, officer or employee of Fortive shall have or be under any fiduciary duty to the Corporation or any Affiliated Company to refer any corporate opportunity to the Corporation or any Affiliated Company or to refrain from acting on behalf of the Corporation or any Affiliated Company or of Fortive in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

Section 7.03 Authorized Business Activities. Without limiting the other provisions of this Article VII, Fortive shall have no duty to communicate information regarding a corporate opportunity to the Corporation or to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation, (ii) doing business with any client, customer or vendor of the Corporation or (iii) employing or otherwise engaging any director, officer or employee of the Corporation. To the fullest extent permitted by law, except as provided in Section 7.04, no officer, director or employee of the Corporation who is also a director, officer or employee of Fortive shall be deemed to have breached his or her fiduciary duties, if any, to the Corporation solely by reason of Fortive’s engaging in any such activity.

Section 7.04 Corporate Opportunities. Except as otherwise agreed in writing between the Corporation and Fortive, for so long as Fortive Beneficially Owns any shares of capital stock of the Corporation or otherwise has one or more directors, officers or employees serving as a director, officer or employee of the Corporation, in the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Fortive acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Fortive, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company, if such director, officer or employee acts in a manner consistent with the following policy: such a corporate opportunity offered to any person who is a director or an officer or employee of the Corporation and who is also a director, officer or employee of Fortive shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and otherwise shall belong to Fortive.

The foregoing policy, and the action of any director, officer or employee of Fortive, the Corporation or any Affiliated Company taken in accordance with, or in reliance upon, the foregoing policy or in entering into or performing any agreement, transaction or arrangement is deemed and presumed to be fair to the Corporation.

Except as otherwise agreed in writing between the Corporation and Fortive, if a director, officer or employee of the Corporation, who also serves as a director, officer or employee of Fortive, acquires knowledge of a potential corporate opportunity for both the Corporation and Fortive in any manner not addressed by this Article VII, such director, officer or employee shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director, officer or employee of the Corporation by reason of the fact that Fortive pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

Section 7.05 Delineation of Indirect Interests. To the fullest extent permitted by law, no director, officer or employee of the Corporation or any Affiliated Company shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Fortive, merely by virtue of being a director, officer or employee of Fortive, unless such director, officer or employee’s role with Fortive involves direct responsibility for such matter, in his or her role with Fortive, such director, officer or employee exercises supervision over such matter, or the compensation of such director, officer or employee is materially affected by such matter. Such director, officer or employee’s compensation shall not be deemed to be materially affected by such matter if it is only affected by virtue of its effect on the value of Fortive capital stock generally or on Fortive’s results or performance on an enterprise-wide basis.

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Section 7.06 Special Approval Procedures. If, notwithstanding the provisions of this Article VII, it is deemed desirable by Fortive, the Corporation or an Affiliated Company or any other party that the Corporation take action with specific regard to a particular transaction, corporate opportunity or a type or series of transactions or corporate opportunities to ensure, out of an abundance of caution, that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed, the Corporation may employ any of the following procedures:

(a) the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or a duly appointed committee of the Board and the Board or such committee authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or

(b) the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.

The interested director or directors may be counted in determining the presence of a quorum at such meeting. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under clause (a) above.

One or more matters, transactions or corporate opportunities approved pursuant to any of the foregoing procedures are not void or voidable and shall not give rise to any equitable relief or damages or other sanctions against any director, officer, employee or stockholder (including Fortive) of the Corporation on the ground that the matter, transaction or corporate opportunity should have first been offered to the Corporation. Nothing in this Article VII requires any matter to be considered by the Board or the stockholders of the Corporation and, in all cases, directors, officers and employees of the Corporation are authorized to refrain from bringing a matter otherwise addressed in this Article VII before the Board or the stockholders for consideration unless such matter is required to be considered by the Board or stockholders, as applicable, under Delaware law. This Article VII shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common, equitable, or statutory law applicable thereto.

ARTICLE VIII

LIMITATION ON LIABILITY; INDEMNIFICATION

Section 8.01 Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit; provided that if the DGCL shall be amended or modified to provide for exculpation for any director in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (d), then such directors shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 8.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal.

Section 8.02 Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director,

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manager, officer, employee, trustee or agent of, or in a fiduciary capacity with respect to, another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 8.02.

The right of indemnification provided in this Section 8.02 shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statue, under the Bylaws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Section 8.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

FORUM SELECTION

Section 9.01 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.01. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 9.01 with respect to any current or future actions or claims.

ARTICLE X

AMENDMENT

Section 10.01 Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Certificate of Incorporation in any manner now or hereafter provided by this Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Certificate of Incorporation or any amendment thereof are conferred subject to such right. Notwithstanding anything contained in this Certificate of Incorporation to the contrary (and in addition to any vote required by law), the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, voting as a single class, shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V, Article VI, Article VII, Article VIII and this Article X.

Section 10.02 Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval by the majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of

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Incorporation, the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting as a single class, shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this ___ day of _______, 2022.

VONTIER CORPORATION

By:
Name:
Title:

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Appendix B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VONTIER CORPORATION (a Delaware corporation)

Vontier Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Vontier Corporation. The Corporation was originally incorporated under the name Gilford Global Corporation. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 5, 2019 (the “COI”), and it was amended by a Certificate of Amendment to the Certificate of Incorporation filed with the office of the Secretary of State of the State of Delaware on August 26, 2019 (as amended, the “Amended COI”), changing the Corporation’s name from Gilford Global Corporation to TTF Holdings Corp., and the Amended COI was further amended by a Certificate of Amendment to the Amended COI filed with the office of the Secretary of State of the State of Delaware on January 15, 2020, changing the Corporation’s name from TTF Holdings Corp. to Vontier Corporation.

2. This Amended and Restated Certificate of Incorporation, which restates and amends the Certificate of Incorporation of the Corporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the board of directors and sole stockholder of the Corporation, acting by written consent in lieu of a meeting in accordance with Section 228 of the DGCL.

3. This Amended and Restated Certificate of Incorporation shall become effective as of October 9, 2020 at 12:00 a.m., New York City time.

4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

Section 1.01 Name. The name of the corporation is Vontier Corporation (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

Section 2.01 Registered Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

Section 3.01 Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 2,000,000,000, consisting of: (i) 1,985,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 15,000,000 shares of preferred stock, with no par value (the “Preferred Stock”).

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Section 4.02 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a) Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

(b) Voting. Each share of Common Stock shall entitle the holder thereof to one vote in person or by proxy for each share on all matters on which such stockholders are entitled to vote. Except as expressly set forth in the applicable Certificate of Designations with respect to any such series of Preferred Stock, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.

(c) Dividends. The holders of shares of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board in its sole discretion from time to time out of assets or funds of the Corporation legally available therefor, subject to any preferential rights of any then outstanding Preferred Stock and any other provisions of this Certificate of Incorporation, as may be amended from time to time.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them and subject to any preferential rights of any then outstanding Preferred Stock. For purposes of this paragraph, unless otherwise provided with respect to any then outstanding series of Preferred Stock, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, either voluntary or involuntary.

(e) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

Section 4.03 Preferred Stock. The Board is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, full or limited, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter increase or decrease, but not below the number of shares thereof then outstanding;

(c) the entitlement to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock;

(d) the redemption rights and price or prices, if any, for shares of the series;

(e) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

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(f) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h) restrictions on the issuance of shares of the same series or any other class or series;

(i) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(j) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so require.

Section 5.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

Section 5.03 Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Subject to the rights of holders of Preferred Stock, if any, the Board shall consist of not less than three (3) nor greater than fifteen (15) directors, the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, and subject to the rights of the holders of the Preferred Stock, if any, the exact number may be increased or decreased by such a resolution (but not to less than three (3) nor greater than fifteen (15)).

Section 5.04 Classes of Directors. Other than those directors, if any, elected by the holders of any series of Preferred Stock, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 5.05 Terms of Office. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. The term of the initial Class I directors shall terminate at the annual meeting of stockholders to be held in 2021; the term of the initial Class II directors shall terminate on the date of the annual meeting of stockholders to be held in 2022; and the term of the initial Class III directors shall terminate on the date of the annual meeting of stockholders to be held in 2023 or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the first annual meeting of stockholders to be held in 2021, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until his or her respective successor has been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from

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an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

Section 5.06 Vacancies. Subject to the rights of the holders of any series of Preferred Stock, vacancies on the Board by any reason, including by death, resignation, retirement, disqualification, removal from office, or otherwise, and any newly created directorships resulting from any increase in the authorized number of directors, shall be filled solely by a majority of the directors then in office, in their sole discretion, even though less than a quorum, or by a sole remaining director, in his or her sole discretion, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Section 5.07 Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws of the Corporation adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

Section 5.08 Advance Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 6.01 Cumulative Voting. No holder of Common Stock of the Corporation shall be entitled to exercise any right of cumulative voting.

Section 6.02 Stockholder Action. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 6.03 Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board or (iii) the Chief Executive Officer of the Corporation. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

ARTICLE VII

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Section 7.01 General. In recognition and anticipation that (i) the Corporation will not be a wholly-owned subsidiary of Fortive (as defined below) and that Fortive will be a minority stockholder of the Corporation, (ii) directors, officers and/or employees of Fortive may serve as directors, officers and/or employees of the Corporation, (iii) Fortive may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) Fortive may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies, and (v) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and obligations of the Corporation and of Fortive, and the duties of any directors, officers and/or employees of the Corporation who are also directors, officers and/or employees of Fortive, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies, on the one hand, and Fortive, on the other hand, the sections of this Article VII shall to the fullest extent permitted by

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law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to Fortive and the conduct of certain affairs of the Corporation as they may involve Fortive and its directors, officers and/or employees, and the power, rights, duties and liabilities of the Corporation and its director, officers, employees and stockholders in connection therewith.

As used in this Certificate of Incorporation, (i) “Fortive” shall mean Fortive Corporation, a Delaware corporation, any and all successors to Fortive Corporation by way of merger, consolidation or sale of all or substantially all of its assets or equity, and any and all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (A) in which Fortive Corporation owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (B) of which Fortive Corporation otherwise directly or indirectly controls or directs the policies or operations or (C) that would be considered subsidiaries of Fortive Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing; provided, however, that the term “Fortive” shall not include the Corporation or any entities (A) in which the Corporation owns, directly or indirectly, more than 50% of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (B) of which the Corporation otherwise directly or indirectly controls or directs the policies or operations or (C) that would be considered subsidiaries of the Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing (such entities, “Affiliated Companies”) and (ii) the term “Beneficially Own” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

For purposes of this Article VII, “corporate opportunities” shall include, but not be limited to, business opportunities which the Corporation or Affiliated Companies are financially able to undertake, which are, from their nature, in the line of the Corporation’s or Affiliated Companies’ business, are of practical advantage to it and are ones in which the Corporation or Affiliated Companies would have an interest or a reasonable expectancy, and in which, by embracing the opportunities or allowing such opportunities to be embraced by Fortive, the self-interest of Fortive or its directors, officers and/or employees will be brought into conflict with that of the Corporation or Affiliated Companies.

Nothing in this Article VII creates or is intended to create any fiduciary duty on the part of Fortive, the Corporation, any Affiliated Company, or any stockholder, director, officer or employee of any of them that does not otherwise exist under Delaware law and nothing in this Article VII expands any such duty of any such person that may now or hereafter exist under Delaware law.

To the fullest extent permitted by law, any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article VII.

Section 7.02 Certain Agreements and Transactions Permitted. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with Fortive pursuant to which the Corporation or an Affiliated Company, on the one hand, and Fortive, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate, and to cause their respective directors, officers and/or employees (including any who are directors, officers and/or employees of both) to allocate opportunities between them or to refer opportunities to each other. Subject to Section 7.04, no such agreement, or the performance thereof by the Corporation or any Affiliated Company, or Fortive, shall, to the fullest extent permitted by law, be considered contrary to any fiduciary duty that any director, officer or employee of the Corporation or any Affiliated Company who is also a director, officer or employee of Fortive may owe or be alleged to owe to the Corporation or any such Affiliated Company, or to any stockholder thereof, or any legal duty or obligation Fortive may be alleged to owe on any basis, notwithstanding the provisions of this Certificate of Incorporation stipulating to the contrary. Subject to Section 7.04, to the fullest extent permitted by law, no director, officer or employee of the Corporation who is also a director, officer or employee of Fortive shall have or be under any fiduciary duty to the Corporation or any Affiliated Company to refer any corporate opportunity to the Corporation or any Affiliated Company or to refrain from acting on behalf of the Corporation or any Affiliated Company or of Fortive in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

Section 7.03 Authorized Business Activities. Without limiting the other provisions of this Article VII, Fortive shall have no duty to communicate information regarding a corporate opportunity to the Corporation or to refrain from (i) engaging in the same or similar

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Appendix B

activities or lines of business as the Corporation, (ii) doing business with any client, customer or vendor of the Corporation or (iii) employing or otherwise engaging any director, officer or employee of the Corporation. To the fullest extent permitted by law, except as provided in Section 7.04, no officer, director or employee of the Corporation who is also a director, officer or employee of Fortive shall be deemed to have breached his or her fiduciary duties, if any, to the Corporation solely by reason of Fortive’s engaging in any such activity.

Section 7.04 Corporate Opportunities. Except as otherwise agreed in writing between the Corporation and Fortive, for so long as Fortive Beneficially Owns any shares of capital stock of the Corporation or otherwise has one or more directors, officers or employees serving as a director, officer or employee of the Corporation, in the event that a director, officer or employee of the Corporation who is also a director, officer or employee of Fortive acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and Fortive, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any Affiliated Company, if such director, officer or employee acts in a manner consistent with the following policy: such a corporate opportunity offered to any person who is a director or an officer or employee of the Corporation and who is also a director, officer or employee of Fortive shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and otherwise shall belong to Fortive.

The foregoing policy, and the action of any director, officer or employee of Fortive, the Corporation or any Affiliated Company taken in accordance with, or in reliance upon, the foregoing policy or in entering into or performing any agreement, transaction or arrangement is deemed and presumed to be fair to the Corporation.

Except as otherwise agreed in writing between the Corporation and Fortive, if a director, officer or employee of the Corporation, who also serves as a director, officer or employee of Fortive, acquires knowledge of a potential corporate opportunity for both the Corporation and Fortive in any manner not addressed by this Article VII, such director, officer or employee shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director, officer or employee of the Corporation by reason of the fact that Fortive pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

Section 7.05 Delineation of Indirect Interests. To the fullest extent permitted by law, no director, officer or employee of the Corporation or any Affiliated Company shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Fortive, merely by virtue of being a director, officer or employee of Fortive, unless such director, officer or employee’s role with Fortive involves direct responsibility for such matter, in his or her role with Fortive, such director, officer or employee exercises supervision over such matter, or the compensation of such director, officer or employee is materially affected by such matter. Such director, officer or employee’s compensation shall not be deemed to be materially affected by such matter if it is only affected by virtue of its effect on the value of Fortive capital stock generally or on Fortive’s results or performance on an enterprise-wide basis.

Section 7.06 Special Approval Procedures. If, notwithstanding the provisions of this Article VII, it is deemed desirable by Fortive, the Corporation or an Affiliated Company or any other party that the Corporation take action with specific regard to a particular transaction, corporate opportunity or a type or series of transactions or corporate opportunities to ensure, out of an abundance of caution, that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed, the Corporation may employ any of the following procedures:

(a) the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or a duly appointed committee of the Board and the Board or such committee authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or

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(b) the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.

The interested director or directors may be counted in determining the presence of a quorum at such meeting. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under clause (a) above.

One or more matters, transactions or corporate opportunities approved pursuant to any of the foregoing procedures are not void or voidable and shall not give rise to any equitable relief or damages or other sanctions against any director, officer, employee or stockholder (including Fortive) of the Corporation on the ground that the matter, transaction or corporate opportunity should have first been offered to the Corporation. Nothing in this Article VII requires any matter to be considered by the Board or the stockholders of the Corporation and, in all cases, directors, officers and employees of the Corporation are authorized to refrain from bringing a matter otherwise addressed in this Article VII before the Board or the stockholders for consideration unless such matter is required to be considered by the Board or stockholders, as applicable, under Delaware law. This Article VII shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common, equitable, or statutory law applicable thereto.

ARTICLE VIII

LIMITATION ON LIABILITY; INDEMNIFICATION

Section 8.01 Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit; provided that if the DGCL shall be amended or modified to provide for exculpation for any director in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (d), then such directors shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 8.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal.

Section 8.02 Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, manager, officer, employee, trustee or agent of, or in a fiduciary capacity with respect to, another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 8.02.

The right of indemnification provided in this Section 8.02 shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statue, under the Bylaws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Section 8.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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Appendix B

ARTICLE IX

FORUM SELECTION

Section 9.01 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.01. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 9.01 with respect to any current or future actions or claims.

ARTICLE X

AMENDMENT

Section 10.01 Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Certificate of Incorporation in any manner now or hereafter provided by this Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Certificate of Incorporation or any amendment thereof are conferred subject to such right. Notwithstanding anything contained in this Certificate of Incorporation to the contrary (and in addition to any vote required by law), the affirmative vote of the holders of at least ~~two-thirds~~a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote thereon, voting as a single class, shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V, Article VI, Article VII, Article VIII and this Article X.

Section 10.02 Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval by the majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least ~~two-thirds~~a majority of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting as a single class, shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation.

[SIGNATURE PAGE FOLLOWS]

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Appendix B

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this ____ day of _____, 2022.

VONTIER CORPORATION

By:
Name:
Title:

2022 Proxy Statement	B-9

VONTIER CORPORATION 5438 WADE PARK BOULEVARD, SUITE 600 RALEIGH, NC 27607

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2022 for shares held directly and up until 11:59 p.m. Eastern Time on May 22, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VNT2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2022 for shares held directly and up until 11:59 p.m. Eastern Time on May 22, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D68597-P69211	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VONTIER CORPORATION

The Board of Directors recommends a vote FOR the following:		For	Against	Abstain

1a.	Election of Director: Robert L. Eatroff	☐	☐	☐

1b.	Election of Director: Martin Gafinowitz	☐	☐	☐

1c.	Election of Director: Andrew D. Miller	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5:		For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as Vontier’s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

3.	To approve, on an advisory basis, Vontier’s named executive officer compensation as disclosed in the Proxy Statement.	☐	☐	☐

4.	To amend Vontier’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐

5.	To amend Vontier’s Amended and Restated Certificate of Incorporation to eliminate supermajority provisions.	☐	☐	☐

Note: To consider and act upon other business as may properly come before the meeting or any adjournment thereof.

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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D68598-P69211

VONTIER CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of Kathryn K. Rowen and Courtney S. Kamlet with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Vontier Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on May 25, 2022 at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/VNT2022 and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors, FOR Proposals 2, 3, 4 and 5. Whether or not you are able to attend the meeting virtually, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)